                                                                     EXHIBIT 4.1



                                                                  EXECUTION COPY


               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT
                          dated as of February 26, 1999

                                      among

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                                   as Lessor,

                        NATIONAL CAR RENTAL SYSTEM, INC.,
                                   as Lessee,

                             and those subsidiaries
                          of Republic Industries, Inc.
                                from time to time
                           becoming Lessees hereunder

                                       and

                           REPUBLIC INDUSTRIES, INC.,
                            as Guarantor and Servicer

AS SET FORTH IN SECTION 21 HEREOF, THE LESSOR HAS ASSIGNED TO THE TRUSTEE (AS DEFINED HEREIN) ALL OF THE LESSOR'S RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE TRUSTEE ON THE SIGNATURE PAGE THEREOF.


               THIS IS NOT THE ORIGINAL EXECUTED COUNTERPART NO. 1

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT


         This Master Motor Vehicle Lease and Servicing Agreement (the "Base Lease" and, as supplemented by the Lease Annexes, this "Lease" or the "Group I Lease"), dated as of February 26, 1999, is by and among NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a special purpose Delaware limited partnership (the "Lessor"), NATIONAL CAR RENTAL SYSTEM, INC., a Delaware corporation (together with its successors including any successor by merger and permitted assigns, "National"), as a lessee, and those subsidiaries of Republic Industries, Inc., from time to time becoming lessees hereunder pursuant to
Section 29 hereof (each, an "Additional Lessee"), as lessees (National and each of the Additional Lessees, in its respective capacity as lessee, a "Lessee" and, collectively, the "Lessees") and REPUBLIC INDUSTRIES, INC. a Delaware corporation ("Republic"), as servicer (in such capacity, the "Servicer") and as guarantor (in such capacity, the "Guarantor").

                              W I T N E S S E T H:

         WHEREAS, the Lessor (such capitalized term, together with each other capitalized term used herein, having the meaning assigned thereto in Section 1) intends to refinance the Refinanced Vehicles and certain Eligible Receivables and to purchase, and finance and refinance the purchase of, additional Eligible Vehicles and Eligible Receivables with the proceeds obtained by the issuance of its Series 1999-1 Notes and, if any, each other Series of Notes secured by the Collateral (collectively, the "Group I Notes") issued pursuant to the Indenture and the increase from time to time in the Invested Amounts thereof and with certain other funds; and

         WHEREAS, the Lessor desires to lease to the Lessees and the Lessees desire to lease from the Lessor, Vehicles for use in the domestic daily rental car operations of the Lessees and their Fleet Sharing Parties;

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1.  CERTAIN DEFINITIONS.

         Section 1.1. Certain Definitions. As used in this Lease and unless the context requires a different meaning, capitalized terms not otherwise defined herein or in the Annexes hereto shall have the meanings assigned to such terms in the Definitions List, attached as Schedule 1 to the Base Indenture, dated as of April 30, 1996 (as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996, and as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Base Indenture"), between the Lessor and The Bank of New York, as trustee, as in effect on the date hereof and as such Schedule 1 has been, for purposes of the Group I Notes, supplemented by the Series Supplement relating to the Series 1999-1 Notes (the "Series 1999-1 Supplement" and, together with other Series Supplements relating to Group I Notes, the "Group I Supplements") and may be further amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture (the "Definitions List"). Capitalized terms not defined herein and defined in both Schedule 1 to the Base Indenture and in an applicable Group I Supplement shall, unless context otherwise requires, have the meanings assigned to such terms in such Series Supplement.

         Section 1.2. Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Lease, such determination or calculation shall, to the extent applicable, be made in accordance with GAAP applied on a Consistent Basis except insofar as:

                  (a) a Lessee or the Guarantor shall have elected (with the concurrence of its independent public accountants and upon prior written notification to the Lessor and the Trustee) to adopt more recently promulgated GAAP (which election shall continue to be effective for subsequent years); and

                  (b) the Lessor shall have consented to such election.

         Upon a change in GAAP which becomes effective after the Initial Closing Date and which would have a material effect on a Lessee's or the Guarantor's consolidated financial statements and the assets and liabilities reflected therein or otherwise affect the application or effect of the terms of this Lease, such change shall not be given effect for purposes hereof until sixty
(60) days from the otherwise effective date of such change. Prior to such effectiveness, the Trustee, the Lessor, the Guarantor and the Lessees shall, as applicable, in good faith negotiate to amend the pertinent provisions of this Lease to account for such change to the extent appropriate to effect the substance thereof as of the Initial Closing Date. If such an amendment, if applicable, is not entered into with respect to any such change, such change shall not be given effect for purposes hereof.

         Section 1.3. Cross References; Headings. The words "hereof", "herein" and "hereunder" and words of a similar import when used in this Lease shall refer to this Lease as a whole and not to any particular provision of this Lease. Annex, Section, Schedule and Exhibit references contained in this Lease are references to Annexes, Sections, Schedules and Exhibits in or to this Lease unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Lease are inserted for convenience only and shall not affect the meaning or interpretation of this Lease or any provision hereof.

         Section 1.4. Interpretation. In this Lease, unless the context otherwise requires:

                  (a)  the singular includes the plural and vice versa;

                  (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Lease, and reference to any Person in a particular capacity only refers to such Person in such capacity;

                  (c)  reference to any gender includes the other gender;

                  (d) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

                  (e) "including" (and, with correlative meaning, "include") means including without limiting the generality of any description preceding such term;

                  (f)  "or" is not exclusive;

                  (g) provisions apply to successive events and transactions;
         and

                  (h) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding."

         SECTION 2. GENERAL AGREEMENT. (a) As specified in the Lease Annexes, the Lessees and the Lessor intend that this Lease be (i) a true lease with respect to the Acquired Vehicles and (ii) a financing arrangement with respect to the Financed Vehicles.

         (b) It is the intention of the parties that this Lease together with the Master Collateral Agency Agreement, as such agreements apply to the Acquired Vehicles, shall constitute a true lease for commercial law and bankruptcy purposes. It is also the intention of the parties that this Lease together with the Master Collateral Agency Agreement, as such agreements apply to the Financed Vehicles and the Eligible Receivables financed hereunder, shall in all events constitute a security agreement under applicable law. Each Lessee hereby acknowledges that it has granted to the Master Collateral Agent, pursuant to the Master Collateral Agency Agreement, for the benefit of the Trustee (on behalf of the Holders of the Group I Notes (the "Group I Noteholders") and the Additional Permitted Beneficiaries a first priority security interest in all of such Lessee's right, title and interest in and to the Lessee Grantor Master Collateral (as defined therein) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of such Lessee to the Lessor and the Trustee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including interest accruing after the Lease Expiration Date and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding), which may arise under, out of, or in connection with, this Lease and any other document made, delivered or given by such Lessee in connection herewith, whether on account of rent, principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including all fees and disbursements of counsel to the Lessor or the Trustee that are required to be paid by such Lessee pursuant to the terms hereof).

         Section 2.1. Leasing of Vehicles. (a) General. From time to time, subject to the terms and conditions hereof, the Lessor agrees to lease to each Lessee and each Lessee agrees to lease from the Lessor the Refinanced Vehicles and each additional Acquired Vehicle or Financed Vehicle identified in Vehicle Orders (as defined below) produced from time to time by such Lessee, listing Vehicles ordered by such Lessee from Manufacturers, dealers or other sellers, for itself or as agent for the Lessor, pursuant to the terms of any applicable Manufacturer Programs or otherwise. The Lessor shall make available to the Lessees under this Lease financing for Financed Vehicles and Eligible Receivables, and Acquired Vehicles for lease to the Lessees hereunder, in each case subject to and in accordance with the terms hereof (including Sections 2.3 and 4 hereof) and of the Indenture. Notwithstanding anything to the contrary contained in this Lease, the Lessor shall lease to the Lessees, and the Lessees shall lease from the Lessor pursuant to this Lease, only Vehicles that are Eligible Vehicles.

         (b) Refinanced Vehicles and Eligible Receivables. On or prior to the applicable Vehicle Funding Date, each of the Lessor, if it desires to lease Refinanced Vehicles to a Lessee under this Lease, and any Lessee, if it desires to refinance Refinanced Vehicles and Eligible Receivables under this Lease, shall prepare or, as applicable, cause the Lessee to prepare, and upon request of the Lessor, make available to the Lessor, a schedule as set forth in Attachment A-1 hereto containing information concerning the Refinanced Vehicles of the Lessor to be leased to such Lessee under this Lease on such Vehicle Funding Date or the Refinanced Vehicles of such Lessee and the Eligible Receivables to be refinanced by such Lessee under this Lease on such Vehicle Funding Date (each such schedule, a "Refinanced Vehicle Schedule").

         (c) Program Vehicles. On or prior to the applicable Vehicle Funding Date, each Lessee desiring to lease Program Vehicles (other than Refinanced Vehicles) under this Lease shall prepare and, upon request of the Lessor, make available to the Lessor (i) a summary of each such additional Program Vehicle to be leased hereunder by such Lessee (including, in the case of each such Program Vehicle subject to the GM Repurchase Program, the Designated Period for such Program Vehicle) and the Capitalized Cost thereof, (ii) a schedule containing the information with respect to the Vehicles included within the related Vehicle order summaries as is set forth in Attachment A-2 hereto, or in such form as is otherwise requested by the Lessor (each such Vehicle order summary and each Refinanced Vehicle Schedule, a "Vehicle Order"), and (iii) the Manufacturer's invoice. In addition, the applicable Lessee shall provide such other information regarding Program Vehicles as the Lessor may reasonably require from time to time. This Lease, together with the Manufacturer Programs and other incentive programs relating to such Vehicles and any other related documents attached to this Lease or submitted with a Vehicle Order (collectively, the "Supplemental Documents"), will constitute the entire agreement regarding the leasing of Program Vehicles by the Lessor to the Lessees.

         (d) Non-Program Vehicles. On or prior to the applicable Vehicle Funding Date, each Lessee desiring to lease Non-Program Vehicles (other than Refinanced Vehicles or Used Vehicles) under this Lease shall prepare and, upon request of the Lessor, make available to the Lessor (i) a summary of each such additional Non-Program Vehicle to be leased hereunder by such Lessee and the Capitalized Cost thereof, (ii) a Vehicle Order for such Non-Program Vehicles and (iii) an invoice for the Capitalized Cost of such Non-Program Vehicles. In addition, the applicable Lessee shall provide such other information regarding Non-Program Vehicles as the Lessor may reasonably require from time to time. This Lease, together with any Supplemental Documents related to or submitted with a Vehicle Order will constitute the entire agreement regarding the leasing of such Non-Program Vehicles by the Lessor to the Lessees.

         (e) Used Vehicles. Either concurrently with the execution and delivery of this Lease or after the date of this Lease on or prior to the applicable Vehicle Funding Date, any Lessee may request that the Lessor purchase, or finance the Lessee's purchase of, a used Non-Program Vehicle (other than a Refinanced Vehicle) from a licensed independent automobile dealer, through an auction, from a manufacturer or pursuant to another vehicle sale (a "Used Vehicle") for a purchase price equal to the Capitalized Cost of such Used Vehicle, in which event such Lessee shall, immediately upon the consummation of such sale, lease such Used Vehicle from the Lessor pursuant to this Lease (each such transaction is referred to as a "Used Vehicle Transaction"). In connection with each Used Vehicle Transaction, to evidence the conveyance of the Used Vehicles from the applicable seller to the Lessor (in the case of Acquired Vehicles and Company Vehicles) or the applicable Lessee (in the case of Financed Vehicles other than Company Vehicles), the applicable Lessee shall have obtained the original Certificate of Title for each Used Vehicle and shall prepare or obtain and, upon request of the Lessor, make available to the Lessor, the following:

                  (i) a Vehicle Order with respect to all Used Vehicles covered by such Used Vehicle Transaction; and

                  (ii) a bill of sale or other instrument of transfer customarily used in the wholesale motor vehicle resale market, conveying title to the Used Vehicles, and copies of any certificate given by the related auction house regarding the absence of liens and/or the ownership of each such Used Vehicle.

After any purchase of Used Vehicles by the Lessor or a Lessee under this Section 2.1(e), such Vehicles will be subject to all the terms and conditions of this Agreement. Promptly following such Used Vehicle Transaction, the applicable Lessee shall complete and deliver an application to retitle such Used Vehicle in the name of the Lessor (in the case of Acquired Vehicles and Company Vehicles) or such Lessee (in the case of Financed Vehicles other than Company Vehicles) and to have noted thereon the Master Collateral Agent's security interest in such Used Vehicle pursuant to the Master Collateral Agency Agreement.

         Section 2.2. Right of Lessee to Act as Lessor's Agent; Titling of Vehicles in the Name of

Nominees. (a) The Lessor agrees that each Lessee and the Servicer may act as the Lessor's agent in placing Vehicle Orders on behalf of the Lessor, conducting pre-delivery inspection, titling and liening of Vehicles, filing claims on behalf of the Lessor for damage in transit, and other delivery claims related to the Vehicles leased hereunder, facilitating payment for Vehicles leased hereunder and performing any other duties of the Servicer hereunder; provided, however, that the Lessor may hold the applicable Lessee or the Servicer liable for losses due to such Lessee's or the Servicer's actions in performing as the Lessor's agent hereunder. In addition, the Lessor agrees that each Lessee may make arrangements for delivery of Vehicles leased by such Lessee hereunder to a location selected by such Lessee at such Lessee's expense to the extent that any such expense has not been included in the Capitalized Cost of such Vehicle. Each Lessee agrees to accept Vehicles leased by such Lessee as produced and delivered, except that each Lessee will have the option to reject upon delivery any such Program Vehicle that may be rejected pursuant to the terms of the applicable Manufacturer Program, or any such Non-Program Vehicle in accordance with the Lessee's customary business practices, and any such Vehicle, if rejected, will be deemed a Casualty hereunder to the extent the Lessor has paid the Capitalized Cost thereof to the Manufacturer, dealer or other seller thereof or to the applicable Lessee. Each Lessee or the Servicer (as applicable), acting as agent for the Lessor, shall be responsible for pursuing any rights of the Lessor with respect to the return of any such related Vehicle to the Manufacturer, dealer or other seller thereof pursuant to the preceding sentence. Each Lessee and the Servicer agrees that all Program Vehicles ordered as provided herein shall be ordered utilizing the procedures consistent with the applicable Manufacturer Program.

         (b) Notwithstanding any provision in this Lease to the contrary, any Vehicle titled in the name of a nominee for the Lessor or any Lessee pursuant to a vehicle title nominee agreement with respect to which the Rating Agency Confirmation Condition has been satisfied with respect to each Series of Group I Notes shall nonetheless be deemed for purposes of this Lease to be titled in the name of the Lessor or such Lessee, as the case may be.

         Section 2.3. Payment of Purchase Price by Lessor; Certain Additional Payments to the Servicer. (a) Refinanced Vehicles and Eligible Receivables on Lease Commencement Date. With respect to the Refinanced Vehicles being refinanced on the Lease Commencement Date, subject to satisfaction of the requirements of Section 4, the Lessor shall, on the Lease Commencement Date, pay to the party specified in the Payoff Letter an amount equal to the sum of (x) the aggregate Net Book Value as of the Lease Commencement Date of the Refinanced Vehicles which are designated in the Payoff Letter as being refinanced hereunder on the Lease Commencement Date and (y) the face amount of the Eligible Receivables being refinanced hereunder on the Lease Commencement Date.

         (b) Other Refinanced Vehicles and Eligible Receivables. On any Vehicle Funding Date after the Lease Commencement Date on which the Lessor or a Lessee (including any Additional Lessee) desires to refinance Refinanced Vehicles and, in the case of such Lessee, related Eligible Receivables, the Lessor shall, subject to satisfaction of the requirements of Section 4, on the related Vehicle Funding Date, pay to or as directed by the related Beneficiary (in the case of a refinancing of Acquired Vehicles by the Lessor) or pay to or as directed by such Lessee (in the case of a refinancing by such Lessee) an amount equal to (x) the aggregate Net Book Value as of such Vehicle Funding Date of such Refinanced Vehicles and, as applicable, (y) the face amount of the Eligible Receivables being refinanced by such Lessee on such Vehicle Funding Date.

         (c) Vehicles Other than Refinanced Vehicles. Upon satisfaction of the requirements of Section 2.1 in respect of any Vehicle, then on or prior to the Vehicle Funding Date proposed in the related Vehicle Order for such Vehicle, but not more than five Business Days prior to such proposed Vehicle Funding Date, the Lessor or its agent shall, subject to satisfaction of the requirements of
Section 4, pay or cause to be paid the Capitalized Cost of such Vehicle to the Manufacturer, dealer or other seller of such Vehicle or reimburse or cause to be reimbursed the applicable Lessee for funds expended by such Lessee to purchase such Vehicle. Such payment to a Manufacturer, dealer or other seller shall be made in accordance with the payment terms of such Manufacturer, dealer or other seller, as applicable. The Servicer or the applicable Lessee, as agent of the Lessor, shall be authorized to transfer funds of the Lessor (but not funds in any account in which the Trustee has a Lien or other interest) representing the amount payable by the Lessor in accordance with the foregoing by check, wire transfer or other electronic funds transfer to the Manufacturer, dealer or other seller of such Vehicle or to reimburse the applicable Lessee for funds expended by such Lessee to purchase such Vehicle. The Lessee leasing such Vehicle shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Vehicle, and sales and use tax (if any), to the extent that the same have not been included within the Capitalized Cost.

         (d) Excluded Payments. All amounts paid by the Manufacturer, dealer or other seller on account of vehicle preparation services or work covered by warranty performed by a Lessee or the Servicer with respect to Vehicles acquired, financed or refinanced pursuant to this Lease or as incentive payments (other than incentive payments for selling Program Vehicles outside the related Manufacturer Program) shall inure to the benefit of such Lessee or the Servicer and, to the extent any such payments are received by the Lessor, the Trustee or the Master Collateral Agent, shall promptly be paid over to such Lessee or the Servicer, subject in each case to Section 24.10 hereof and Section 2.5(c) of the Master Collateral Agency Agreement.

         Section 2.4. Non-liability of Lessor. The Lessor shall not be liable to any Lessee for any failure or delay in obtaining Vehicles or making delivery thereof. AS BETWEEN THE LESSOR AND ANY LESSEE, ACCEPTANCE FOR LEASE OF THE VEHICLES LEASED BY SUCH LESSEE SHALL CONSTITUTE THE LESSEE'S ACKNOWLEDGMENT AND AGREEMENT THAT SUCH LESSEE HAS FULLY INSPECTED SUCH VEHICLES, THAT SUCH VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY SUCH LESSEE, THAT SUCH LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE LESSOR IS NOT A MANUFACTURER, AN AGENT OF THE MANUFACTURER OR OTHERWISE ENGAGED IN THE SALE OR DISTRIBUTION OF VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY

REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, CAPABILITY, WORKMANSHIP, DURABILITY OR SUITABILITY OF SUCH VEHICLES IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF SUCH LESSEE, OR ANY WARRANTY THAT SUCH LEASED VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO, AND AS BETWEEN THE LESSOR AND SUCH LESSEE, SUCH LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. EACH LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY LEASED VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE LESSOR, EACH LESSEE LEASES THE LEASED VEHICLES "AS IS." The Lessor shall not be liable for any failure or delay in delivering any Vehicle ordered for lease pursuant to this Lease, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Lessor's direct control. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCE, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED, WHETHER RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY VEHICLE, OR OTHERWISE, AND THERE SHALL BE NO ABATEMENT OF RENT OR OTHER AMOUNTS PAYABLE HEREUNDER BECAUSE OF THE SAME.

         SECTION 3.  TERM.

         Section 3.1. Vehicle Lease Commencement Date. The "Vehicle Lease Commencement Date" shall mean, (i) for each Vehicle leased under this Lease as of the Initial Closing Date, the Initial Closing Date, or with respect to each Vehicle in the Initial Fleet of an Additional Lessee, the Additional Lessee Closing Date, or with respect to each Vehicle included in the Initial Fleet of a Lessee pursuant to a Fleet Purchase Transaction, the Vehicle Funding Date for such Vehicle, and (ii) for each other Vehicle, including Refinanced Vehicles that are not in an Initial Fleet, the date referenced in the Vehicle Order with respect to such Vehicle, but in no event later than the date that funds are expended by the Lessor to acquire, finance the acquisition of or refinance such Vehicle (such date, the "Vehicle Funding Date" for such Vehicle). A vehicle shall be deemed hereunder to be a Vehicle leased under this Lease on each day during the period (the "Vehicle Term") from and including the Vehicle Lease Commencement Date for such Vehicle to but excluding the Vehicle Lease Expiration Date for such Vehicle.

         Section 3.2. Lease Commencement Date. The "Lease Commencement Date" shall mean the Initial Closing Date. The "Lease Expiration Date" shall mean the later of (i) the date of the final payment in full of the last Group I Note outstanding, and all outstanding Carrying Charges, and (ii) the Vehicle Lease Expiration Date for the last Vehicle subject to lease by any Lessee hereunder. The "Term" of this Lease shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

         SECTION 4.  CONDITIONS PRECEDENT.

         Section 4.1. Conditions to Effectiveness of this Lease. It shall be a condition precedent to the leasing of any Vehicles under this Lease that this Lease shall have become effective in accordance with this Section 4.1. This Lease shall become effective on the Lease Commencement Date, subject to the satisfaction of the following conditions:

                  (a) All conditions to the effectiveness of the Series 1999-1 Supplement and the issuance of the Series 1999-1 Notes thereunder and the Master Collateral Agency Agreement shall have been satisfied in all respects; and

                  (b) The prior or concurrent delivery by the Lessees to the Lessor, the Master Collateral Agent and the Trustee of each of the following documents (in form and substance satisfactory to the Lessor, the Master Collateral Agent and the Trustee):

                           (i) Resolutions. Copies of resolutions of the Board
                  of Directors of the Guarantor and each Lessee authorizing or ratifying the execution, delivery and performance of this Lease and the other Related Documents to which it is party and those other documents and matters required of it, in its capacity as Guarantor, Lessee, Servicer or otherwise, with respect to this Lease and such other Related Documents, duly certified by the Secretary or an Assistant Secretary thereof;

                           (ii) Consents, etc. Certified copies of all documents
                  evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Lease and the other Related Documents to which the Guarantor or any Lessee is party;

                           (iii) Incumbency and Signatures. A certificate of the
                  Secretary or an Assistant Secretary of the Guarantor and each Lessee certifying the names of the individual or individuals authorized to sign this Lease and the other Related Documents to which it is party, together with a sample of the true signature of each such individual (the Lessor, the Master Collateral Agent and the Trustee may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

                           (iv) Opinions of Counsel. The opinions of Mayer,
                  Brown & Platt, special New York counsel for the Lessees and the Guarantor, and Tripp Scott, P.A., counsel to the Lessees and the Guarantor, in each case addressed to the Lessor, the Trustee, the Master Collateral Agent and the Rating Agencies and satisfactory in form and substance to the addressees thereof;

                           (v) Good Standing Certificates. Certificates of good
                  standing for the Guarantor and each Lessee in the jurisdiction of its organization and the jurisdiction of its principal place of business;

                           (vi) Search Reports. A written search report or
                  reports (which may include reports previously delivered by a Lessee) from a Person satisfactory to the Lessor, the Master Collateral Agent and the Trustee, listing all effective financing statements that name any Lessee as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (vii) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor, the Master Collateral Agent and the Trustee showing no evidence of such liens filed against any Lessee and covering any Collateral or any Master Collateral for which the Trustee (on behalf of the Group I Noteholders) is designated as a Beneficiary (other than liens filed in connection with any Related Documents);

                           (vii) Financing Statements. Executed, proper
                  financing statements on Form UCC-1 with respect to each Lessee as of the Lease Commencement Date (which financing statements may include previously filed financing statements), (i) naming such Lessee as debtor and the Master Collateral Agent as secured party, or other, similar instruments or documents, as may be necessary or, in the reasonable opinion of the Lessor, the Master Collateral Agent or the Trustee, desirable under the UCC of all applicable jurisdictions to (as applicable) perfect and maintain the perfection of the Master Collateral Agent's interest in the Master Collateral with respect to which the Trustee (for the benefit of the Group I Noteholders) is designated as the Beneficiary and (ii) naming such Lessee as debtor, the Lessor as secured party and the Master Collateral Agent as assignee, as may be necessary or desirable under the UCC of all applicable jurisdictions to (as applicable) perfect and maintain the perfection of the security interest of the Lessor hereunder and the assignment of the same to the Master Collateral Agent;

                           (viii) The Series 1999-1 Supplement. An executed copy
                  of the Series 1999-1 Supplement;

                           (ix) Indenture. An executed copy of the Indenture;

                           (x) Master Collateral Agency Agreement. An executed
                  copy of the Master Collateral Agency Agreement;

                           (xi) Assignment Agreement. An executed copy of the
                  Assignment Agreement of each Manufacturer of Program Vehicles (including Refinanced Vehicles) which will be leased under this Lease on the Initial Closing Date;

                           (xii) Certified Copy of Manufacturer Program. A copy
                  of each Manufacturer Program (and, to the extent required by a Rating Agency, an opinion of counsel to such Manufacturer or Officer's Certificate on behalf of such Manufacturer as to the enforceability thereof in form satisfactory to the Trustee and the Lessor and addressed to the Master Collateral Agent) relating to Program Vehicles which will be leased hereunder on the Initial Closing Date and, from each Lessee, an Officer's Certificate, dated as of the Initial Closing Date, and duly executed by an Authorized Officer of such Lessee, certifying that each such copy is true, correct and complete as of the Initial Closing Date; and

                           (xiii) Other. Such other documents as the Master
                  Collateral Agent, the Trustee or the Lessor may reasonably request to be delivered on or prior to the Initial Closing Date.

         Section 4.2. Conditions to Each Lease of Vehicles. The agreement of the Lessor to make available any Acquired Vehicles for lease to a Lessee as described in a Vehicle Order, to make available financing for the acquisition or refinancing of any Financed Vehicles for lease to a Lessee as described in a Vehicle Order, and/or to make available funding for the financing or refinancing of Refinanced Vehicles and Eligible Receivables, is subject to the terms and conditions of the Indenture and the following conditions precedent as of the Vehicle Funding Date for such Vehicles, and each Lessee hereby agrees that each acceptance of Refinanced Vehicles for leasing hereunder and each acceptance of funds for the acquisition of Acquired Vehicles, or the financing or refinancing of Financed Vehicles or Eligible Receivables, in respect of any applicable Vehicle Orders, shall be deemed hereunder to constitute a representation and warranty by it, to and in favor of the Lessor and the Trustee, that all the conditions precedent to the acquisition, financing or refinancing and leasing of the Vehicles and Eligible Receivables identified in such Vehicle Order will have been satisfied as of such Vehicle Funding Date.

                  (a) Vehicle Order. The applicable Lessee shall have complied with the applicable provisions of Section 2.1 of this Lease.

                  (b) No Default. No Potential Lease Event of Default or Lease Event of Default shall have occurred and be continuing on such date or would result from the acquisition, financing or refinancing and leasing of such Vehicles and Eligible Receivables.

                  (c) Funding. The aggregate amount of funds to be expended by the Lessor on any one date to acquire, finance the acquisition of or refinance such Vehicles and Eligible Receivables shall not exceed the sum of (a) the aggregate Net Book Value of all such Vehicles plus (b) the aggregate face amount of any related Eligible Receivables being refinanced on such date.

                  (d) Related Documents. The leasing of such Vehicles shall not be prohibited by the provisions of this Lease, and sufficient proceeds shall be available therefor under the Group I Supplements.

                  (e) Title. On or prior to the applicable Vehicle Funding Date, the Lessor or, with respect to Financed Vehicles (other than the Company Vehicles), the applicable Lessee, as the case may be, shall have good and marketable title to each such Vehicle, free and clear of all Liens and encumbrances, other than any Permitted Liens.

                  (f) Master Collateral Agent. Each Lessee and the Lessor shall have granted to the Master Collateral Agent, for the benefit of the Trustee on behalf of the Group I Noteholders, a first priority security interest in all Vehicles and Eligible Receivables now or hereafter purchased, financed or refinanced by the Lessor.

                  (g) Assignment Agreements. On or prior to the applicable Vehicle Funding Date, the Trustee shall have received executed counterparts of the Assignment Agreements related to the assignment of rights under each Manufacturer Program under which such Vehicles will be or have been purchased and are proposed to be leased under this Lease, dated as of the Initial Closing Date (or, if later, on or prior to such Vehicle Funding Date), duly executed by the applicable Lessee and/or the Lessor, as assignor, and the Master Collateral Agent, as assignee.

                  (h) Manufacturer Programs. On or prior to the applicable Vehicle Funding Date, the Trustee shall have received a copy of each Manufacturer Program under which such Vehicles will be or have been purchased and are proposed to be leased under this Lease and an Officer's Certificate, dated the Initial Closing Date (or, if later, on or prior to such Vehicle Funding Date), and duly executed by an Authorized Officer of the Lessor, certifying that each such copy is true, correct and complete as of the Initial Closing Date (or, if later, on or prior to such Vehicle Funding Date). Each Manufacturer Program covering Program Vehicles identified in such Vehicle Order shall be in full force and effect, and shall be enforceable against the related Manufacturer in accordance with its terms.

                  (i) Eligible Vehicle. Each Vehicle identified in such Vehicle Order shall be an Eligible Vehicle.

         Section 4.3. Additional Conditions to Leases of Refinanced Vehicles and Eligible Receivables. In addition to the conditions set forth in Section 4.2 above, in connection with the leasing of Refinanced Vehicles and refinancing of related Eligible Receivables (including the refinancing of Eligible Receivables owned by the Lessor under the Indenture), to evidence the refinancing of such Refinanced Vehicles and related Eligible Receivables on the applicable Vehicle Funding Date and the conveyance on such date of a security interest in such Refinanced Vehicles and related Eligible Receivables to the Master Collateral Agent, the Lessor and/or the applicable Lessees shall have prepared or caused to be prepared and, as applicable, made available to the Lessor on or prior to the applicable Vehicle Funding Date the following:

                  (a) a Refinanced Vehicle Schedule concerning such Refinanced Vehicles and related Eligible Receivables being refinanced on such Vehicle Funding Date;

                  (b) a report of the results of a search of the appropriate records of each state in which the Lessor and/or each Lessee holding title to such Refinanced Vehicles does business and the county and state in which, as applicable, the Lessor's and/or each such Lessee's principal office is located, which shall show no liens or other security interests (other than Permitted Liens) with respect to such Vehicles and the related Manufacturer Programs (to the extent not already liened and assigned to the Master Collateral Agent) or, in the event that such search reveals any such non-permitted Lien or security interest, there shall be delivered to the Trustee a termination of such Lien or security interest together with appropriate UCC termination statements or UCC partial releases thereof;

                  (c) confirmation from each lender (or the agent or assignee thereof) holding a security interest in any such Refinanced Vehicle and/or Eligible Receivable stating unconditionally (A) that, if any sums are to be paid to such lender (or such agent or assignee) in connection with the lease of such Refinanced Vehicle and the refinancing of the related Eligible Receivables, such lender (or such agent or assignee) has been paid the full amount due to it in connection with such refinancing and (B) that any lien or security interest of such lender (or any such agent or assignee) in such Refinanced Vehicle and/or related Eligible Receivable has been released;

                  (d) a fully executed assignment agreement granting and assigning to the Master Collateral Agent (to the extent not already granted and assigned) a first priority security interest in each such Refinanced Vehicle and Eligible Receivables, the related Manufacturer Programs, if any, and any other Master Collateral relating to such Refinanced Vehicles and Eligible Receivables;

                  (e) with respect to any of such Refinanced Vehicles which are in an Initial Fleet, each Lessee thereof shall have delivered to the Master Collateral Agent a duly executed Vehicle Assignment and Nominee Agreement in form reasonably satisfactory to the Lessor and the Trustee;

                  (f) fully executed UCC-1 Financing Statements as necessary to perfect (if not already perfected) the interests of the Master Collateral Agent in the Eligible Receivables;

                  (g) an Officer's Certificate stating that all the conditions precedent under this Lease to the leasing of such Refinanced Vehicles and financing of the Eligible Receivables under this Lease have been satisfied, including (as applicable) a representation that each such receivable is an Eligible Receivable.

         SECTION 5. RENT AND CHARGES. Each Lessee will pay Rent and certain other charges on a monthly basis as set forth in this Section 5.

         Section 5.1. Payment of Rent. On each Payment Date, and on each other date on which interest is due and payable under the terms of a Group I Supplement, each Lessee shall pay to the Lessor the aggregate of all Rent payable on such Payment Date or other date, as the case may be, with respect to the Vehicles leased by such Lessee, as provided in the related Lease Annexes.

         Section 5.2.  Reserved

         Section 5.3. Payment of Monthly Supplemental Payments. On each Payment Date, each Lessee shall pay to the Lessor the portion of the Monthly Supplemental Payment that has accrued during the Related Month with respect to the Financed Vehicles and Eligible Receivables previously leased or financed by such Lessee under the Financing Lease, as provided in Sections 6 and 7 of Annex B.

         Section 5.4. Payment of Termination Payments and Casualty Payments. On each Payment Date, each Lessee shall pay to the Lessor all Casualty Payments and Termination Payments that have accrued with respect to the Vehicles leased hereunder by such Lessee, as provided in, respectively, Sections 7 and 12.3 of this Lease.

         Section 5.5. Late Payment. In the event any Lessee fails to remit payment of any amount due under this Lease on or before the Payment Date therefor or when otherwise due and payable hereunder, the amount not paid will be considered delinquent and such Lessee will pay a late charge on each Payment Date with respect to the related Interest Period equal to the product of (a) the VFR for such Interest Period (converted to a rate per annum) plus 1%, times (b) the delinquent amount for the period during such Interest Period from the Payment Date (or other date) on which such payment was due until the date such delinquent amount (with accrued interest) is received by the Trustee times (c) the actual number of days elapsed during such Interest Period or such relevant portion thereof divided by 360.

         Section 5.6. Making of Payments. All payments of Rent and of all other Liabilities shall be made by the applicable Lessee to, or for the account of, the Lessor (or, in the case of any payment pursuant to Section 15, the applicable Indemnified Person) in immediately available funds, without setoff, counterclaim or deduction of any kind. All such payments shall be made to the Group I Collection Account or, in the case of payments made pursuant to Section 24.10(iii) or (iv), the Master Collateral Account (or, in each such case, such other account as the Trustee may from time to time specify to the Lessees) or, in the case of any such payment pursuant to Section 15 to, or for the account of, any Indemnified Person other than the Lessor, to the account designated by such Indemnified Person to the applicable Lessee, in each case with such payment to be made not later than 12:00 noon, New York City time, on the date due; and funds received after that hour shall be deemed to have been received by or for the account of the Indemnified Person on the next following Business Day. The Lessor hereby specifies that all (i) payments made in respect of Program Vehicles by the Manufacturers and related auction dealers under the Manufacturer Programs, (ii) amounts representing the proceeds from sales of Program Vehicles and Non-Program Vehicles (including amounts paid to a Lessee or the Lessor by a Manufacturer as a result of the sale of any such Vehicle outside such Manufacturer's Manufacturer Program) to third parties (other than under any related Manufacturer Program) and (iii) payments with respect to any other Master Collateral for the Group I Notes (other than certain amounts as and to the extent described in Section 2.3(d)), shall be deposited in the Master Collateral Account for the benefit of the Trustee (on behalf of the Group I Noteholders) and the Additional Permitted Beneficiaries. If any payment of Rent (or other Liability) falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day and Monthly Finance Rent and Monthly Variable Rent (as the case may be) shall accrue through such Business Day.

         SECTION 6.  RESERVED.

         SECTION 7. CASUALTY AND INELIGIBLE VEHICLES. If a Vehicle suffers a Casualty or ceases to be an Eligible Vehicle, then the Lessee thereof shall (a) cause the Servicer to include notice of such occurrence in the next related Monthly Certificate required to be delivered by the Servicer under Section 24.6(vi), and (b) on the Payment Date next succeeding the last day of the Related Month in which such Lessee obtained actual knowledge that such Vehicle has suffered a Casualty or ceased to be an Eligible Vehicle, pay to the Lessor an amount (a "Casualty Payment") equal to the Termination Value of such Vehicle, calculated as of the first day of the Related Month in which such Lessee obtained actual knowledge that such Vehicle suffered a Casualty or ceased to be an Eligible Vehicle (net of Monthly Base Rent and Monthly Supplemental Payments made in respect of such Vehicle during such Related Month). Upon payment by the applicable Lessee to the Lessor in accordance herewith of the Casualty Payment for any Vehicle that has suffered a Casualty or ceased to be an Eligible Vehicle, (i) the Lessor, if requested by such Lessee, shall cause title to any such Vehicle that is an Acquired Vehicle to be transferred to such Lessee to facilitate liquidation of such Vehicle by the Lessee, (ii) such Lessee shall be entitled to any physical damage insurance proceeds applicable to such Vehicle (if at such time such Lessee carries such insurance coverage), and (iii) the Lien of the Master Collateral Agent on such Vehicle shall automatically be released thereby.

         SECTION 8. VEHICLE USE. Each Lessee shall use Vehicles leased hereunder solely for such Lessee's domestic daily rental car operations, whether through Fleet Sharing Parties or directly; provided that a Lessee (the "Named Lessee") may permit another Lessee or a lessee under any other Leasing Company Lease to use Vehicles leased by the Named Lessee hereunder in the ordinary course of the domestic daily rental car operations of such other Lessee or lessee (but the Named Lessee shall remain fully liable for its obligations under this Lease and the other Related Documents); provided further that a Lessee may, from time to time, permit Fleet Sharing Parties to use Vehicles leased by such Lessee hereunder pursuant to Lessee Agreements, including Fleet Sharing Agreements, used in the ordinary course of the Lessee's business, and each such Fleet Sharing Party shall rent Vehicles used by it pursuant to a Fleet Sharing Agreement to consumers in the ordinary course of such Fleet Sharing Party's domestic daily rental car operations; provided further, however, that the aggregate Net Book Value of all Vehicles subject to Fleet Sharing Agreements on any day plus the aggregate Net Book Value (as defined in the applicable Leasing Company Lease) of all Vehicles (as defined in the applicable Leasing Company Lease) leased under all other Leasing Company Leases subject to Fleet Sharing Agreements (as defined in the applicable Leasing Company Lease) on such day shall not exceed an amount equal to the greater of (a) 10% of the sum of the aggregate Net Book Value of all Vehicles leased under this Lease and the aggregate Net Book Value (as defined in the applicable Leasing Company Lease) of all Vehicles (as defined in the applicable Leasing Company Lease) leased under all such other Leasing Company Leases on such day, and (b) such greater amount in respect of which the Rating Agency Confirmation Condition with respect to each Series of Group I Notes shall have been satisfied; provided, however, any such Rating Agency Confirmation Condition in respect of Moody's shall be satisfied if Moody's is given prior written notice of the intention to increase the preceding 10% limitation to a greater amount pursuant to clause (b). Notwithstanding any such Lessee Agreement, each Lessee shall remain fully liable for its obligations under this Lease and the other Related Documents (including any obligation hereunder or thereunder that it may cause any Fleet Sharing Party to perform or fulfill). Each Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Lessor, the Master Collateral Agent, the Servicer or the Trustee shall from time to time reasonably request in order (x) to establish, perfect and maintain the Lessor's title to and interest in the Acquired Vehicles and Company Vehicles and the related Certificates of Title and the Lessee's title to and interest in all other Vehicles and the related Certificates of Title as against any third party in any applicable jurisdiction and (y) to establish, perfect and maintain the Master Collateral Agent's lien on all Vehicles as noted (other than in respect of any Initial Fleet) on the related Certificates of Title as a perfected first-priority lien in any applicable jurisdiction. A Lessee may, at the Lessee's sole expense, change the place of principal location of any Vehicles. Within sixty (60) days after any such change of location, the Lessee shall take all actions necessary (i) to maintain the perfected first-priority Lien of the Master Collateral Agent on such Vehicles as noted (other than in respect of any Initial Fleet) on the Certificates of Title with respect to such Vehicles and the Lessor shall cooperate to the extent required for the Lessee to do so, and (ii) to meet all material legal requirements applicable to such Vehicles in connection with, or as a result of, such change of location. Following a Lease Event of Default or Manufacturer Event of Default, and upon the Lessor's request, each Lessee shall advise the Lessor in writing where all Vehicles leased hereunder as of such date are principally located. No Lessee shall knowingly use any Vehicles, or knowingly permit the same to be used, for any unlawful purpose. Each Lessee shall and shall require the Fleet Sharing Parties to use reasonable precautions to prevent loss or damage to Vehicles. Each Lessee shall or shall cause the Fleet Sharing Parties to comply in all material respects with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Vehicles and shall and shall require the Fleet Sharing Parties to take reasonable steps to ensure that operators are licensed. Each Lessee shall or shall cause each applicable Fleet Sharing Party to perform, at its own expense, such vehicle preparation and conditioning services with respect to Vehicles leased by it as are customary.

         SECTION 9. REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. Each Lessee, at its expense, shall be responsible for proper registration and licensing of Vehicles leased by it hereunder, for submitting the appropriate documentation to the appropriate state authorities to obtain Certificates of Title for Vehicles reflecting the name of the Lessor (in the case of Acquired Vehicles and Company Vehicles) or such Lessee (in the case of all other Financed Vehicles), in each case (other than with respect to Vehicles in an Initial Fleet) with the Lien of the Master Collateral Agent noted thereon as first lienholder, and where required, such Lessee shall or shall cause the related Fleet Sharing Parties to have Vehicles inspected by any appropriate governmental authority; provided, however, that possession of all Certificates of Title shall remain with the Servicer or an Affiliate thereof (including the related Sub-Servicer) unless a Liquidation Event of Default or Limited Liquidation Event of Default shall have occurred and be continuing, in which event, upon the request of the Trustee or the Master Collateral Agent, each Lessee shall deliver the Certificates of Title for the Vehicles leased by it to the Master Collateral Agent. Each Lessee shall pay or cause to be paid all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines and other similar amounts incurred with respect to any Vehicle during the Vehicle Term for such Vehicle or imposed during the Vehicle Term for such Vehicle by any governmental authority or any court of law or equity in connection with the Lessee's operation of Vehicles, and any such amounts paid by the Lessor on a Lessee's behalf, in its discretion upon at least fifteen (15) days' prior notice to such Lessee, will be reimbursed within thirty (30) days of the Lessor notifying such Lessee of such payment; provided, however, that the Lessor shall not pay on any Lessee's behalf any traffic summons, or any penalty, judgment or fine for so long as such amount is being contested by such Lessee in good faith and by appropriate proceedings with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and provided that such Lessee has agreed in writing to indemnify and hold the Lessor harmless from and against all loss, liability and expense arising out of such unpaid amounts (and, in any case, for so long as forfeiture of any Vehicles or other Master Collateral will not result from the failure to pay any such amounts). The Lessor agrees to execute a power of attorney substantially in the form of Attachment B hereto (a "Power of Attorney"), and such other documents as may be necessary in order to allow the Lessees to title, register and dispose of the Acquired Vehicles and the Company Vehicles leased hereunder; and each Lessee acknowledges and agrees that with respect to the Acquired Vehicles, it has no right, title or interest in or with respect to any Certificate of Title. Notwithstanding anything herein to the contrary, the Lessor may terminate such Power of Attorney as provided in Section 17.3(vii).

         SECTION 10. MAINTENANCE AND REPAIRS. Each Lessee shall or shall cause the related Fleet Sharing Parties to pay for all maintenance and repairs to keep Vehicles leased by it hereunder in good working order and condition, and shall or shall cause such Fleet Sharing Parties to take reasonable steps to maintain such Vehicles as required in order to keep the Manufacturer's warranty in force. Each Lessee shall or shall cause the related Fleet Sharing Parties to return each Vehicle to an authorized Manufacturer facility or the applicable Manufacturer's authorized warranty station (which may be a facility of any Lessee) for warranty work. Each Lessee shall or shall cause the related Fleet Sharing Parties to take reasonable steps to comply with any Manufacturer's recall of any Vehicle. Each Lessee shall or shall cause the related Fleet Sharing Parties to pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Vehicles leased by it hereunder including, but not limited to, fuel, lubricants, and coolants. The Lessor, upon thirty (30) days' prior notice to the applicable Lessee, may pay any such expenses that have not otherwise been paid by, or on behalf of, such Lessee (including any failure by a Fleet Sharing Party to pay any such expenses), and any expenses paid by the Lessor on a Lessee's behalf for maintenance, repair, operation or use by the Lessee of Vehicles will promptly be reimbursed (in any event no later than the next Payment Date following such payment) by such Lessee to the Lessor. No Lessee shall, without the prior consent of the Lessor, make any material alterations to (i) any Vehicle which is a Program Vehicle which would result in a reduction of the Repurchase Price for such Vehicle or make the Vehicle no longer eligible for repurchase or sale under the applicable Manufacturer Program or (ii) any Vehicle which is a Non-Program Vehicle which is likely to materially adversely affect the resale value of such Non-Program Vehicle. Any improvements or additions to an Acquired Vehicle shall become and remain the property of the Lessor, except that any addition or improvement to an Acquired Vehicle made by a Lessee shall remain the property of such Lessee if it can be disconnected or removed from the Vehicle without impairing the functioning or resale value thereof, other than any function or value provided by such addition or improvement.

         SECTION 11. MANUFACTURER WARRANTIES. If a Vehicle leased hereunder is covered by a manufacturer's warranty, the Lessee thereof, during the Vehicle Term, shall have the right to make any claims under such warranty which the Lessor could make and to receive related proceeds directly.

         SECTION 12.  VEHICLE RETURN GUIDELINES.

         Section 12.1. Vehicle Turn-in Condition. As used herein "Vehicle Turn-In Condition" with respect to each Program Vehicle leased hereunder shall mean a set of criteria for evaluating such Vehicle upon its delivery at the end of its Vehicle Term, which criteria will be determined in accordance with the related Manufacturer Program. Each Program Vehicle not meeting the applicable Manufacturer Program's vehicle turn-in condition requirements will, unless redesignated as a Non-Program Vehicle in accordance with Section 14, be purchased (or will otherwise be the subject of a Casualty Payment) by the related Lessee as if it were a Casualty in accordance with the procedure set forth in Section 7.

         Section 12.2. Disposition Procedure. (a) Program Vehicles. Unless such Vehicle is redesignated as a Non-Program Vehicle in accordance with Section 14 or the Lessee thereof exercises its option to purchase such Vehicle as permitted by, and pursuant to the requirements of, this Lease, or such Vehicle is sold in the ordinary course outside the Manufacturer Program for proceeds that equal or exceed the payment that would be obtained from the Manufacturer under the Manufacturer Program as contemplated by Section 27, then prior to the end of the Vehicle Term, each Lessee will or will cause the related Fleet Sharing Party to deliver each Program Vehicle leased by it hereunder (other than a Casualty or a Vehicle that has ceased to be an Eligible Vehicle) to the nearest related Manufacturer official auction or other facility designated by such Manufacturer at the Lessee's sole expense and in accordance with the terms of the applicable Manufacturer Program; provided, that the timing of such delivery by the Lessee will be at its option so long as such delivery is made in accordance with Section 24.5 hereof. Any transportation allowance (for delivery costs), auction assistance allowance and any other allowances offered under a Manufacturer Program, and any rebates or credits applicable to the unexpired term of any license plates for a Vehicle shall inure to the benefit of the Lessee thereof and, to the extent received by the Lessor, the Trustee or the Master Collateral Agent, shall promptly be paid over to the applicable Lessee. Each Lessee will comply with the requirements of law and the requirements of the Manufacturer Programs in connection with, among other things, the delivery of Certificates of Title, documents of transfer signed as necessary, signed Condition Reports, and signed odometer statements for the Vehicles.

         (b) Non-Program Vehicles. Each Lessee agrees to use commercially reasonable efforts to dispose of, at its own expense, on behalf of the Lessor in the case of Non-Program Acquired Vehicles, each Vehicle that is a Non-Program Vehicle (i) in a manner reasonably likely to maximize proceeds from such disposition and consistent with industry practice and (ii) prior to the expiration of the Non-Program Maximum Term for such Non-Program Vehicle; provided that Lessee may commence such efforts, at its option, any time prior to the expiration of the Non-Program Maximum Term.

         Section 12.3. Termination Payments for Acquired Vehicles. (a) Program Vehicle Termination Payments. On the first Payment Date on or after the earlier of (i) the last day of the Related Month in which the Repurchase Price with respect to any Program Vehicle that is an Acquired Vehicle that has been accepted for repurchase or sale pursuant to the applicable Manufacturer Program is received by the applicable Lessee, the Lessor, the Master Collateral Agent or the Trustee by deposit into the Master Collateral Account or the Group I Collection Account (provided that, if for any reason the Repurchase Price has been received directly by a Lessee, then such Repurchase Price shall be deemed "received" for purposes of this Section 12.3 on the earlier of (a) the date on which such Repurchase Price has been deposited into the Group I Collection Account or Master Collateral Account, in accordance with the Master Collateral Agency Agreement and (b) the second Business Day after receipt by such Lessee) and (ii) the thirtieth (30th) day after the expiration of the Repurchase Period for such Acquired Vehicle, the applicable Lessee shall pay to the Lessor in respect of such Acquired Vehicle any Excess Damage Charges, Excess Mileage Charges, early turnback surcharges and any other similar charges and penalties (collectively a "Program Vehicle Termination Payment") as determined by the Manufacturer or its agent in accordance with the applicable Manufacturer Program.

         (b) Non-Program Vehicle Termination Payments. On the first Payment Date on or after the earlier of (i) the last day of the Related Month in which the Disposition Proceeds from the sale or other disposition of an Acquired Vehicle that is a Non-Program Vehicle (other than a Casualty or a Vehicle that has ceased (prior to such sale or disposition) to be an Eligible Vehicle or that has been repurchased by the Lessee thereof in accordance with this Lease) are received by the applicable Lessee, the Lessor, the Master Collateral Agent or the Trustee by deposit into the Master Collateral Account or the Group I Collection Account (provided that, if for any reason the Disposition Proceeds have been received directly by a Lessee, then, such Disposition Proceeds shall be deemed "received" for purposes of this Section 12.3 on the earlier of (a) the date on which such Disposition Proceeds have been deposited into the Group I Collection Account or the Master Collateral Account, in accordance with the Master Collateral Agency Agreement and (b) the second Business Day after receipt by such Lessee) and (ii) the thirtieth (30th) day after the Disposition Date for such Acquired Vehicle, the applicable Lessee shall pay to the Lessor in respect of such Acquired Vehicle an amount (a "Non-Program Vehicle Termination Payment") equal to (A) the sum of all Program Vehicle Termination Payments due on the Payment Date that occurred in the second preceding calendar month to the calendar month during which the Vehicle Lease Commencement Date with respect to such Acquired Vehicle occurred, divided by (B) the number of Acquired Vehicles previously leased under this Lease in respect of which such Program Vehicle Termination Payments were payable (or, if there are no Acquired Vehicles in respect of which Program Vehicle Termination Payments were payable on such Payment Date, an amount equal to (A) the sum of all "Program Vehicle Termination Payments" paid or payable under (and as defined in) each other Leasing Company Lease with respect to the Payment Date (as defined in such other Leasing Company Lease) that occurred in the second preceding calendar month to the calendar month during which the Vehicle Lease Commencement Date with respect to such Acquired Vehicle occurred, divided by (B) the number of Acquired Vehicles (as defined in such other Leasing Company Lease) previously leased under (and as defined in) each such other Leasing Company Lease in respect of which such Program Vehicle Termination Payments were paid or were payable) (Program Vehicle Termination Payments and Non-Program Vehicle Termination Payments being referred to collectively as "Termination Payments"). If a Vehicle's age is unknown as of its Vehicle Lease Commencement Date, such age (in months) shall be the lesser of (i) the number obtained by dividing the number of miles on the odometer of such Vehicle at the Vehicle Lease Commencement Date by 1,500 and (ii) the number of months in the period commencing on September 1 of the calendar year prior to the model year of such Vehicle through the Vehicle Lease Commencement Date for such Vehicle. The provisions of this Section 12.3 will survive the expiration or earlier termination of the Term of this Lease.

         SECTION 13.  [RESERVED].

         SECTION 14. REDESIGNATION OF VEHICLES. (a) At any time, including upon the occurrence of a Manufacturer Event of Default with respect to the Manufacturer of any Program Vehicle or any such Vehicle's becoming ineligible for repurchase by its Manufacturer or for sale at Auction under the applicable Manufacturer Program, due to physical damage, repair charges or accrued mileage, in each case in excess of that permitted under the related Manufacturer Program, or due to any failure or inability to return the Vehicle to the Manufacturer or the designated auction prior to the expiration of the Repurchase Period, or due to any other event or circumstance, the Servicer (or the related Sub-Servicer) may designate the related Vehicle as a Non-Program Vehicle; provided that no Amortization Event or Potential Amortization Event with respect to any Series of Group I Notes has occurred and is continuing or would be caused by such redesignation; and provided further, in each case, that any additional Monthly Base Rent due with respect to such Vehicle, relating to the decrease, if any, of the Net Book Value of such Vehicle under the newly applicable Depreciation Schedule, shall be paid on the next succeeding Payment Date. Subsequent to the occurrence of a Manufacturer Event of Default pursuant to clause (ii) of the definition thereof with respect to the Manufacturer of any Program Vehicle, the Servicer (or the related Sub-Servicer) shall promptly notify the Rating Agencies with respect to each Series of Group I Notes of any redesignation of Program Vehicles of such Manufacturer as Non-Program Vehicles pursuant to this Section 14.

         (b) At any time, the Servicer (or the related Sub-Servicer) may designate a Non-Program Vehicle as a Program Vehicle if the related Manufacturer has acknowledged that such Vehicle is entitled to the benefits of its Manufacturer Program; provided further, in each case, that any additional Monthly Base Rent due with respect to such Vehicle, relating to the decrease, if any, of the Net Book Value of such Vehicle under the newly applicable depreciation schedule specified under such Manufacturer Program, shall be paid on the next succeeding Payment Date.

         SECTION 15.  GENERAL INDEMNITY AND PAYMENT OF EXPENSES.

         Section 15.1. Indemnity and Payment of Expenses by the Lessees. Each Lessee agrees jointly and severally to indemnify and hold harmless the Lessor and the Lessor's directors, officers, agents and employees (collectively, together with the Persons subject to indemnity under Section 15.2, the "Indemnified Persons") against any and all claims, demands, actions, causes of action, losses, costs, liabilities and damages of whatsoever nature, and all reasonable expenses incurred in connection therewith (including reasonable fees and disbursements of counsel), relating to or in any way arising out of:

         Section 15.1.1. the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, ownership, titling, retitling, registration, re-registration, custody by the Lessee of title and registration documents, use, non-use, misuse, operation, leasing, deficiency, defect, transportation, repair, maintenance, control or disposition of any Vehicle leased hereunder or to be leased hereunder, including, without limitation, any such Vehicle shared with a Fleet Sharing Party. The foregoing shall include, without limitation, any liability (or any alleged liability) of the Lessor or any other Indemnified Person to any third party arising out of any of the foregoing, including, without limitation, all reasonable legal fees, costs and disbursements arising out of such liability (or alleged liability);

         Section 15.1.2. all (i) federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including but not limited to license, qualification, registration, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, with respect to any Vehicle or the acquisition, purchase, sale, lease, rental, use, operation, control, ownership or disposition of any Vehicle by any Person or measured in any way by the value thereof or by the business of, investment by, or ownership by the Lessor or a Lessee with respect thereto, (ii) federal, state, local and foreign income taxes and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise as a result of its being a member of any group of corporations including any Lessee that files any tax returns on a consolidated or combined basis, and (iii) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by the Lessor, a Lessee or any other Indemnified Person in connection with the execution, delivery, recording or filing of this Lease or the other Related Documents or the leasing of any Vehicles hereunder and any penalties or interest with respect thereto; provided, however, that the following taxes are excluded from the indemnity provided in clauses (i) through (iii) above:

                           (A) any franchise tax or tax on, based on, with
                  respect to, or measured by the net income of such Indemnified Person (including federal alternative minimum tax) other than any taxes or other charges which may be imposed as a result of any determination by a taxing authority that the Lessor is not the owner for tax purposes of the Acquired Vehicles leased hereunder or that the Operating Lease is not a "true lease" for tax purposes or that depreciation deductions that would be available to the owner of such Acquired Vehicles are disallowed, or that the Lessor is not entitled to include the full purchase price for any such Vehicle in basis including any amounts payable in respect of interest charges, additions to tax and penalties that may be imposed, and all attorneys' and accountants' fees and expenses and all other fees and expenses that may be incurred in defending against or contesting any such determination; and

                           (B) any tax with respect to any Acquired Vehicle
                  leased by a Lessee hereunder or any transaction relating to such Acquired Vehicle to the extent it covers any period beginning after the earlier of (A) the discharge in full of such Lessee's obligation to pay Monthly Base Rent, Monthly Variable Rent and any other amount payable hereunder with respect to such Acquired Vehicle or (B) the expiration or other termination of this Agreement with respect to such Acquired Vehicle, unless such tax accrues in respect of any period during which such Lessee holds over such Acquired Vehicle;

         Section 15.1.3. any violation by a Lessee of this Lease or of any Related Documents to which a Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Vehicle or any action or transaction by a Lessee with respect thereto or pursuant to this Lease;

         Section 15.1.4. all costs, fees, expenses, damages and liabilities (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel) in connection with, or arising out of, any claim made by any third party against the Lessor for any reason (including, without limitation, in connection with any audit or investigation conducted by a Manufacturer under its Manufacturer Program).

         All obligations provided for in this Section 15 shall survive any termination of this Lease, and, to the extent that any of such obligations are unenforceable for any reason, each Lessee agrees to the payment and satisfaction of each such obligation which is permissible under applicable law.

         Notwithstanding the foregoing, the Lessees shall have no duty to indemnify any Indemnified Person for any claim, demand, liability, cost, or expense to the extent such claim, demand, liability, cost or expense arises out of or is due to such Person's gross negligence or willful misconduct.

         Section 15.2. Reimbursement Obligation by the Lessees. Each Lessee shall forthwith upon demand reimburse each Indemnified Person for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from such Indemnified Person; provided, however, that, if so requested by a Lessee, such Indemnified Person shall submit to such Lessee a statement documenting in reasonable detail any such demand for reimbursement or payment. To the extent that a Lessee in fact indemnifies any Indemnified Person under the indemnity provisions of this Lease, such Lessee shall be subrogated to the rights of such Indemnified Person, in the affected transaction and shall have a right to determine the settlement of claims therein. The obligations of each Lessee contained in this Section 15 shall survive the expiration or earlier termination of this Lease or any lease of any Vehicle hereunder; provided, however, that, in the case of indemnities relating to the acquisition or leasing of Vehicles, the factual or legal circumstances giving rise to the Lessor's or any other Indemnified Person's exposure to liability occur during the period that this Lease is in effect as to the Vehicle for which such exposure to liability arose.

         Section 15.3. Notice to Lessee of Claims. Each applicable Indemnified Person, shall promptly notify the Lessee in writing (a "Notice of Claim") of the pendency of any such claim, action or facts referred to in this Section 15 for which indemnity may be required.

         Section 15.4. Defense of Claims. Defense of any claim referred to in this Section 15 for which indemnity may be required shall, at the option and request of any applicable Lessee, be conducted by such Lessee. Following receipt of any Notice of Claim, such Lessee will inform the Indemnified Person of its election to defend such claim. Such Indemnified Person may participate in any such defense at its own expense, provided such participation, in such Lessee's reasonable opinion, does not interfere with such Lessee's defense. Each Lessee agrees that no Indemnified Person will be liable to the Lessees for any claim caused directly or indirectly by the inadequacy of any Vehicle for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of the Lessees, except to the extent that any of the foregoing is caused by the gross negligence or willful misconduct of such Indemnified

Person. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is not or is no longer a party to (or entitled to receive the benefits of) this Lease. This general indemnity shall not affect any claims of the type discussed above, or otherwise, which a Lessee may have against any Manufacturer.

         SECTION 16. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Lease shall be binding upon the Lessor, the Lessees, the Servicer, the Guarantor and their respective successors and assigns, and shall inure to the benefit of the Lessees, the Lessor, the Servicer, the Guarantor and the Trustee (for the benefit of the Group I Noteholders), the Master Collateral Agent (for the benefit of the Trustee on behalf of the Group I Noteholders) and the Additional Permitted Beneficiaries, any other Indemnified Person, and their respective successors and assigns; provided, however, that neither the Guarantor nor any Lessee shall have the right to assign its rights or delegate its duties under this Lease without (i) the prior written consent of the Lessor and the Trustee and (ii) the Rating Agency Confirmation Condition, if any, with respect to each Series of Group I Notes having been satisfied prior thereto; provided, further, however, that nothing herein contained shall be deemed to restrict (w) the right of any Lessee to rent Vehicles to customers in the ordinary course of its domestic daily rental businesses, (x) the right of any Named Lessee to permit another Lessee or a lessee under any other Leasing Company Lease to use Vehicles leased by the Named Lessee hereunder in the ordinary course of the domestic daily rental car operations of such other Lessee or lessee in accordance with the terms of this Lease (but the Named Lessee shall remain fully liable for its obligations under this Lease and the other Related Documents), (y) the right of any Lessee to share certain of the Vehicles leased by it with Fleet Sharing Parties (subject to the limitations specified in Section 8), for use in the ordinary course of the domestic daily rental businesses of such Fleet Sharing Parties in accordance with the terms of this Lease or (z) the right of the Servicer to perform its obligations as Servicer through a Sub-Servicer, subject to the limitations specified in Section 26 and provided that the Servicer shall remain fully liable for its obligations under this Lease and the other Related Documents. Any purported assignment in violation of this Section 16 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of any Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Lease.

         SECTION 17.  DEFAULT AND REMEDIES THEREFOR.

         Section 17.1. Events of Default. Any one or more of the following will constitute an event of default (a "Lease Event of Default") as that term is used herein:

         Section 17.1.1. Non-Payment of Liabilities . The occurrence of (i) a default in the payment when due of any Monthly Base Rent, Additional Base Rent, Monthly Variable Rent, Monthly Finance Rent, Termination Payment, Casualty Payment or Monthly Supplemental Payment, and the continuance thereof for, except in the case of any Monthly Variable Rent or Monthly Finance Rent, two (2) Business Days and, in the case of any Monthly Variable Rent or

Monthly Finance Rent, five (5) Business Days, or (ii) a default by any Lessee or the Guarantor in the payment when due of any amount payable under this Lease (other than amounts described in clause (i) above) and the continuance thereof for five (5) Business Days;

         Section 17.1.2. Unauthorized Assignment. Any unauthorized assignment or transfer of this Lease by a Lessee occurs;

         Section 17.1.3. Non-Performance of Covenants and Obligations. Any Lessee, the Servicer or the Guarantor fails to comply with or perform any covenant, condition, agreement or provision of this Lease (which failure does not constitute a Lease Event of Default under any of the other provisions of this Section 17) and the continuance of such failure (other than any such failure to comply with the provisions of Section 25.1 or 25.2 hereof, as to which there shall be no cure period) for thirty (30) days after the earlier of
(x) the date the Lessor, the Master Collateral Agent, the Trustee or any Group I Noteholder delivers written notice thereof to such Lessee, the Servicer or the Guarantor and (y) the date such Lessee, the Servicer or the Guarantor obtains actual knowledge thereof;

         Section 17.1.4. Breach of Representation or Warranty. Any representation or warranty made by a Lessee, the Servicer or the Guarantor in this Lease or any Related Document is incorrect in any material respect (to the extent that such representation or warranty does not incorporate a materiality limitation in its terms (and otherwise, is incorrect in any respect)) as of the date such warranty or representation is made and continues to be incorrect in any material respect (to the extent that such warranty or representation does not incorporate a materiality limitation in its terms (and otherwise, continues to be incorrect in any respect)) for a period of thirty (30) days after the earlier of (i) the date on which written notice thereof shall have been given to such Lessee, the Servicer or the Guarantor by the Lessor, the Master Collateral Agent, any Group I Noteholder or the Trustee, and (ii) the date on which such Lessee, the Servicer or the Guarantor obtains actual knowledge thereof; or any schedule, certificate, financial statement, report, notice, or other material writing furnished by a Lessee, the Servicer or the Guarantor to the Lessor or the Trustee is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified and which continues to be incorrect in any material respect for a period of ten (10) days after the earlier of (a) the date on which written notice thereof shall have been given to such Lessee, the Servicer or the Guarantor by the Lessor, the Master Collateral Agent, the Trustee or any Group I Noteholder, and (b) the date on which such Lessee, the Servicer or the Guarantor obtains actual knowledge thereof;

         Section 17.1.5. Event of Bankruptcy. The occurrence of an Event of Bankruptcy with respect to any Lessee or the Guarantor;

         Section 17.1.6. Invalidity of Related Documents. All or any portion of this Lease shall at any time and for any reason not be in full force and effect or be declared to be null and void, or a proceeding shall be commenced by a Lessee or the Guarantor, or by any governmental authority having jurisdiction over the Lessee or the Guarantor, as applicable, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof);

         Section 17.1.7. Certain Amortization Events. The occurrence of an Amortization Event under Section 9.1(d) or (g) of the Base Indenture or Section 7.1(b) of the applicable Group I Supplement or a Liquidation Event of Default which in any such case continues beyond any applicable cure period specified in the Indenture;

         Section 17.2. Effect of Lease Event of Default; Limited Liquidation Event of Default or Liquidation Event of Default. (a) If a Lease Event of Default described in Section 17.1.1(i), 17.1.2, 17.1.5 or 17.1.7 shall occur, then the Monthly Base Rent, Additional Base Rent, Monthly Supplemental Payments, Casualty Payments (in each case calculated as if all Financed Vehicles had suffered Casualties or had ceased to be Eligible Vehicles during the Related Month), the Monthly Variable Rent, the Monthly Finance Rent (in each case calculated as if the full amount of interest, principal and other charges under the Group I Notes were then due and payable in full), Termination Payments and all other charges, payments and amounts payable under this Lease shall, subject to Section 17.4, automatically, without further action by the Lessor or the Trustee, become immediately due and payable.

         (b) If a Limited Liquidation Event of Default shall occur with respect to any Series of Group I Notes, then, the Monthly Base Rent, Additional Base Rent, the Monthly Supplemental Payments and Casualty Payments (in each case, calculated as if each Financed Vehicle with respect to which the Lessor has terminated the applicable Lessee's right to possession pursuant to Section 17.3(ii) or (iii) had suffered a Casualty or had ceased to be an Eligible Vehicle during the Related Month), the Monthly Variable Rent and the Monthly Finance Rent (in each case calculated as if the full amount of interest, principal and other charges under such Group I Notes were then due and payable in full) and Termination Payments (in each case, with respect to each Vehicle with respect to which the Lessor has terminated the applicable Lessee's right to possession pursuant to Section 17.3(ii) or (iii)) shall, subject to Section 17.4, automatically, without further action by the Lessor or the Trustee, become immediately due and payable.

         (c) If any Lease Event of Default (other than one described in paragraph (a) above) or a Liquidation Event of Default shall occur, then the Trustee may declare the Rent and all other charges, amounts and payments (calculated as described in paragraph (a) above) to be due and payable, whereupon such Rent and such other charges, amounts and payments (as so calculated) shall, subject to Section 17.4, become immediately due and payable.

         Section 17.3. Rights of Lessor and Trustee Upon Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default. If a Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default shall occur:

                  (i) In the case of a Lease Event of Default that shall have occurred and be continuing, the Lessor, if and as directed by the Trustee, shall proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the applicable Lessee of the applicable covenants and terms of this Lease or to recover damages for the breach hereof calculated in accordance with Section 17.4;

                  (ii) In the case of a Liquidation Event of Default or a Limited Liquidation Event of Default that shall have occurred and be continuing, the Lessor and the Trustee, to the extent provided in the Indenture and subject to Section 17.4, shall have all the rights against the Lessees and the Collateral provided in the Indenture upon such a Liquidation Event of Default or a Limited Liquidation Event of Default, as the case may be, including the right to take (under the specified circumstances) possession of Vehicles (to the extent specified in this Lease or the Indenture, as applicable) immediately;

                  (iii) In the case of a Liquidation Event of Default that shall have occurred and be continuing, the Trustee may, by notice in writing to the Lessees, terminate this Lease in its entirety and/or the right of possession hereunder of the Lessees as to the Vehicles, and the Lessor may direct delivery by the Lessees of documents of title to the Vehicles, whereupon all rights and interests of the Lessees to the Vehicles (except as otherwise provided herein) will cease and terminate (but the Lessees will remain liable hereunder as herein provided, calculated in accordance with Section 17.4); and, in the case of a Limited Liquidation Event of Default that shall have occurred and be continuing, the Trustee may, by notice in writing to the Lessees, terminate the right of possession hereunder of any Lessee as to such number of Vehicles as will generate proceeds from liquidation in an amount sufficient to pay all principal of and interest on (and all other amounts due to the holders of) the applicable Group I Notes or to pay such lesser amount as is required to be paid pursuant to the applicable Group I Supplement, and the Lessor may direct delivery by such Lessees of documents of title to such Vehicles, whereupon all right, title and interest of such Lessees to such Vehicles (except as otherwise provided herein) will cease and terminate (but such Lessees will remain liable hereunder as herein provided, calculated in accordance with Section 17.4). Upon any termination of the right to possession of any one or more Lessees pursuant to the previous sentence, the Lessor or its agents may peaceably enter upon the premises of any such Lessee or other premises where such Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of any such Lessee, or its successors or assigns, to employ such Vehicles for any purpose whatsoever consistent with the mitigation of losses and damages, and the Lessor will, nevertheless, have a right to recover from the applicable Lessee any and all amounts which under the terms of Section
         17.2 (as limited by Section 17.4) of this Lease may be then due. The Lessor will provide the Lessees with written notice of the place and time of any sale of Financed Vehicles pursuant to this Section 17.3 at least five (5) days prior to the proposed sale, which notice period shall be deemed commercially reasonable, and the applicable Lessee may purchase the Vehicle(s) at the sale. Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against the Lessees will in any case be calculated in accordance with Section 17.4. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to any Lessee will not otherwise alter or affect the rights of the Lessor or the obligations hereunder of any Lessee. The acceptance by the Lessor of any payment after it will have become due hereunder will not be deemed to alter or affect the rights of the Lessor hereunder with respect to any subsequent payments or defaults therein;

                  (iv) (a) If a Lessee shall default in the due performance and observance of any of its obligations under Section 10, 24.4, 24.5, 24.6(iv), 24.6(viii), 24.7 (only to the extent such Lessee defaults in the performance of its obligation to pay titling fees and registration fees with respect to Vehicles under such Section 24.7) 24.8, 25.3 or
         25.4 hereof, and such default shall continue unremedied for a period of 30 days (other than in the case of a default under Section 24.5, for which the period will be 10 days) after notice thereof shall have been given to such Lessee by the Lessor or the Master Collateral Agent or
         (b) an Affiliate Issuer Liquidation Event of Default relating to an "Enhancement Deficiency" with respect to any series of ARG Notes shall have occurred, then the Lessor shall have the ability to exercise all rights, remedies, powers, privileges and claims of such Lessee against the Manufacturers under or in connection with the Manufacturer Programs with respect to (1) Vehicles such Lessee has determined to turn back to the Manufacturers under such Manufacturer Programs and (2) whether or not such Lessee shall then have determined to turn back such Vehicles, any Vehicles for which the applicable Repurchase Period will end within one month or less;

                  (v) Upon a default in the performance (after giving effect to any grace periods provided herein) by a Lessee of its obligations or representations under Section 23.6 or 24.15 hereof with respect to any Vehicle, the Lessor, the Master Collateral Agent or the Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Vehicle including the execution of UCC-1 financing statements with respect to Manufacturer Programs and other general intangibles and the completion of Vehicle Perfection and Documentation Requirements on behalf of such Lessee or the Lessor, as applicable;

                  (vi) Upon the occurrence of a Liquidation Event of Default, the Servicer will return or cause to be returned all Vehicles which are Program Vehicles to the related Manufacturer and will otherwise dispose of Non-Program Vehicles, in each case in accordance with the instructions of the Lessor. Upon the occurrence of a Limited Liquidation Event of Default, the Servicer will return or cause to be returned Vehicles which are Program Vehicles to the related Manufacturer and will otherwise dispose of Non-Program Vehicles, in each case to the extent necessary to generate proceeds in an amount sufficient to pay all interest on and principal of (and all other amounts due to the holders of) the applicable Group I Notes or to pay such lesser amount as is required to be paid pursuant to the applicable Group I Supplement, in each case in accordance with the instructions of the Lessor. To the extent any Manufacturer fails to accept any such Vehicles under the terms of the applicable Manufacturer Program, the Lessor shall have the right otherwise to dispose of such Vehicles and to direct the Servicer to dispose of such Vehicles in accordance with its instructions. In addition, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis each Lessee necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Sections 9.2 and 9.3 of the Base Indenture and Sections 7.2 and 7.3 of the applicable Group I Supplement and the Guarantor and each Lessee acknowledges that it has hereby granted the Lessor all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to Article 9 of the Base Indenture and that, under certain circumstances set forth in the Base Indenture, the Trustee may act in lieu of the Lessor in the exercise of such rights, remedies, powers, privileges and claims; and

                  (vii) Upon the occurrence and during the continuation of a Lease Event of Default, the Lessor by notice in writing to a Lessee, may terminate the Power of Attorney as to such Lessee (provided that, after any such termination of the Power of Attorney, the Lessor will follow the direction of the Servicer to release liens on Acquired Vehicles which liens are required to be released under the terms of this Lease).

         Section 17.4. Measure of Damages. If a Lease Event of Default occurs and the Lessor, the Master Collateral Agent or the Trustee exercises the remedies granted to the Lessor, the Master Collateral Agent or the Trustee under this Section 17 or under Section 9.2 of the Indenture, the amount that the Lessor shall be permitted to recover shall be equal to:

                  (i) all Rent and other charges, payments and amounts owed under this Lease (calculated as provided in Section 17.2); plus

                  (ii) any reasonable out-of-pocket damages and expenses which the Lessor, the Master Collateral Agent or the Trustee shall have sustained by reason of such Lease Event of Default, together with reasonable sums for such attorneys' fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Vehicles or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection;

                  (iii) without duplication of payments made pursuant to Section 5.5, interest (calculated on the basis of a 360-day year) from time to time on amounts due and unpaid under this Lease for each Interest Period in the period from the date of the Lease Event of

         Default or the date payments were originally due the Lessor under this Lease or from the date of each expenditure by the Lessor, the Master Collateral Agent or the Trustee, as applicable, which is recoverable from the Lessee pursuant to this Section 17, as applicable, to and including the date payments are made by the Lessee at a rate for each such Interest Period equal to the VFR for such Interest Period (converted to a rate per annum) plus 1%;

provided, however, that, to avoid duplication of payments, to the extent any amounts described in clauses (i) through (iii) above have been paid to the Lessor, the Master Collateral Agent or the Trustee from the liquidation of the Financed Vehicles leased hereunder (either by receipt of payment from the Manufacturers under Manufacturer Programs, from sales of Vehicles to third parties, or otherwise), such amounts shall be deducted from amounts under this
Section 17.4.

         Section 17.5. Application of Proceeds. The proceeds of any sale or other disposition of any Financed Vehicles pursuant to Section 17.3 shall be applied in the following order: (i) to the reasonable out-of-pocket costs and expenses incurred by the Lessor or its agent in connection with such sale or disposition, including any reasonable costs associated with repairing such Vehicles, and reasonable attorneys' fees in connection with the enforcement of this Lease, (ii) to the payment of outstanding Rent and other charges, payments and amounts under this Lease (such proceeds to be applied first, to outstanding Monthly Variable Rent and Monthly Finance Rent pro rata, second, to outstanding Monthly Base Rent, Monthly Supplemental Payments and Additional Base Rent, pro rata, third, to outstanding Termination Payments and Casualty Payments pro rata and fourth, to outstanding late charges pursuant to Sections 5.5 and 17.4(iii)),
(iii) to the payment of all other amounts due hereunder and (iv) any remaining proceeds to the applicable Lessee or such Person as may be lawfully entitled thereto.

         SECTION 18. MANUFACTURER EVENTS OF DEFAULT. Upon the occurrence of a Manufacturer Event of Default set forth in clauses (i) or (ii) of the definition thereof with respect to a Manufacturer, the Lessees on behalf of the Lessor (a) shall no longer place Vehicle Orders for additional Vehicles from such Manufacturer (each, a "Defaulting Manufacturer"), and (b) shall cancel any Vehicle Order for Vehicles of such Defaulting Manufacturer to which a vehicle identification number (a "VIN") has not been assigned as of the date of such Manufacturer Event of Default (to the extent such Vehicle Order is cancelable, with or without penalty). Notwithstanding the foregoing , upon the occurrence of a Manufacturer Event of Default set forth in clause (iii) of the definition thereof with respect to a Manufacturer (each, a "Defaulted Manufacturer"), the Lessees on behalf of the Lessor (a) shall no longer place Vehicle Orders for additional Program Vehicles from such Defaulted Manufacturer, and (b) shall cancel any Vehicle Order for Program Vehicles of such Defaulted Manufacturer to which a vehicle identification number (a "VIN") has not been assigned as of the date of such Manufacturer Event of Default (to the extent such Vehicle Order is cancelable, with or without penalty); provided that the Lessees shall not be required to cancel Vehicle Orders for Non-Program Vehicles of such Defaulted Manufacturer.

         SECTION 19. CERTIFICATION OF TRADE OR BUSINESS USE. Pursuant to Section 7701 of the Code, each Lessee will deliver to the Lessor a certificate in the form of Attachment C hereto, warranting and certifying that (1) such Lessee intends to use the Acquired Vehicles leased by it hereunder in a trade or business of such Lessee, and (2) such Lessee has been advised that it will not be treated as the owner of the Acquired Vehicles leased by it hereunder for federal income tax purposes.

         SECTION 20. SURVIVAL. In the event that, during the term of this Lease, a Lessee or the Guarantor becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Lease, until all such amounts are paid or reimbursed by such Lessee or the Guarantor.

         SECTION 21. RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL AGENT AND TRUSTEE. Notwithstanding anything to the contrary contained in this Lease, each Lessee and the Guarantor acknowledges that each of the Lessees and the Lessor, pursuant to the Master Collateral Agency Agreement, has granted a security interest to the Master Collateral Agent, for the benefit of the Trustee (for the benefit of the Group I Noteholders), in all of its right, title and interest in, to and under the Vehicles, the related Manufacturer Programs, the Master Collateral Account and all other related Master Collateral specified in the Master Collateral Agency Agreement as being pledged by any Lessee or the Lessor, and each Lessee and the Guarantor further acknowledges that the Lessor, pursuant to the Receivables Trust Agreement has conveyed to the Receivables Trustee, all the Lessor's right, title and interest in respect of the Lease Payment Rights and the Manufacturer Payment Rights and that, pursuant to the Group I Supplements and the Indenture, the Lessor has granted a security interest to the Trustee (for the benefit of the Group I Noteholders) in all of its right, title and interest in, to and under the Collateral Agreements (other than the Lease Payment Rights, and the Manufacturer Payment Rights), the Receivables Trust Agreement, the Beneficial Interest, the Group I Collection Account and the other Collateral described in the Group I Supplements. Accordingly, each Lessee and the Guarantor agree that:

                  (i) Subject to the terms of the Indenture, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder. Specifically, each Lessee and the Guarantor agrees that, upon the occurrence of an Amortization Event, the Trustee or, with respect to any Master Collateral, the Master Collateral Agent (for and on behalf of the Trustee) may exercise any right or remedy available upon the occurrence of the event or events giving rise to such Amortization Event against any Lessee or the Guarantor provided for herein or in the Indenture or the Master Collateral Agency Agreement, as applicable, and neither any Lessee nor the Guarantor will interpose as a defense that such claim should have been asserted by the Lessor;

                  (ii) Upon the delivery by the Master Collateral Agent or the Trustee of any notice to a Lessee or the Guarantor stating that a Lease Event of Default or any Amortization

         Event has occurred, then the Lessee or the Guarantor, will, if so requested by the Master Collateral Agent (with respect to the Master Collateral) or the Trustee (with respect to the Collateral), treat the Master Collateral Agent or the Trustee, as the case may be, or the designee of the Master Collateral Agent or the Trustee, as the case may be, for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Lease that are asserted by the Master Collateral Agent or the Trustee (or such designee), as the case may be, as the successor to the Lessor hereunder, irrespective of whether the Lessee or the Guarantor has received any such notice from the Lessor;

                  (iii) Each Lessee acknowledges that pursuant to the Indenture, the Lessor has irrevocably authorized and directed the Lessees to, and the Lessees shall, make payments of Rent and other charges and payments under this Lease by deposit directly to the Group I Collection Account established by the Trustee for receipt of such payments pursuant to the Indenture and the Group I Supplements (or to such other account as the Trustee may from time to time specify to the Lessees), and such payments shall discharge the obligation of the Lessees to the Lessor hereunder with respect to Rent and other charges and payments to the extent of such payments;

                  (iv) Upon request made by the Master Collateral Agent at any time, each Lessee will take such actions as are requested by the Master Collateral Agent to maintain the Master Collateral Agent's perfected first priority security interest in the Vehicles leased by such Lessee under this Lease, the Certificates of Title with respect thereto and the Master Collateral pursuant to the Master Collateral Agency Agreement;

                  (v) The Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of each Lessee, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property of such Lessee sold pursuant to Section 9.2(c) of the Base Indenture (including, without limitation, any Financed Vehicles), and for such other purposes as are necessary or desirable to effectuate the provisions of the Indenture and for that purpose the Trustee may execute and deliver all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power, each Lessee hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof, but if so requested by the Trustee or by any purchaser, the Lessee shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser all such property, deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

                  (vi) In the event that the Trustee determines to take action pursuant to the provisions of Section 9.2(d) of the Base Indenture, the Trustee may, without notice to the Lessor (unless such notice is required by applicable state law), the Servicer, any Lessee or the Guarantor, direct the Master Collateral Agent to take legal proceedings for the appointment of a receiver to take possession of Vehicles pending the sale thereof and in any such event the Trustee shall be entitled to the appointment of a receiver for the Vehicles, and none of the Lessor, the Servicer, any Lessee or the Guarantor shall object to such appointment; and

                  (vii) Each Lessee hereby authorizes the Lessor and the Trustee, as applicable, to give directions to the Master Collateral Agent to perform any obligation which such Lessee shall have failed to perform under the Related Documents, including, but not limited to, any directions permitted by Section 3.4 of the Master Collateral Agency Agreement.

         SECTION 22. MODIFICATION AND SEVERABILITY. No delay on the part of the Lessor, the Trustee or the Master Collateral Agent in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Lease shall in any event be effective unless the same shall be in writing and signed and delivered by the Lessor, the Lessees, and (except as to the matters referred to in Section 28.3) the Guarantor.

         Notwithstanding the foregoing provisions of this Section 22, the Lessor, the Lessees and the Guarantor may, at any time and from time to time, without the consent of the Trustee or the Group I Noteholders, enter into any amendment, supplement or other modification to this Lease to cure any apparent mistake, ambiguity or defect or to correct or supplement any provision in this Lease that may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Lease; provided, however, that (i) any such action shall not have a materially adverse effect on the interests of any Group I Noteholders as set forth, at the request of the Trustee, in an Opinion of Counsel and a certificate of the Lessor and Lessees addressed to the Trustee and (ii) a copy of such amendment, supplement or other modification is furnished to the Trustee and (as applicable) each Rating Agency in accordance with the notice provisions hereof not later than ten days prior to the execution thereof by the Lessor, the Lessees and the Guarantor.

         SECTION 23. CERTAIN REPRESENTATIONS AND WARRANTIES. Each Lessee and the Servicer represents and warrants to the Lessor, as to itself and the Vehicles leased by it, and the Guarantor represents and warrants to the Lessor as to itself and as to each Lessee and the Servicer and as to all Vehicles, that, as of the Initial Closing Date and, except to the extent such representation and warranty expressly relates to an earlier date, (i) as of each Vehicle Funding Date and (ii) as of the Closing Date with respect to each subsequent Series of Group I Notes:

         Section 23.1. Organization; Power; Qualification. The Guarantor and each Lessee (i) is a corporation, limited liability company or partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, (ii) has the requisite power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and
(iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect.

         Section 23.2. Authorization; Enforceability. The Guarantor (in its capacities as Guarantor and as Servicer) and each Lessee has the requisite power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Lease and each of the other Related Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Lease has been duly executed and delivered by the Guarantor and each Lessee and is, and each of the other Related Documents to which any Lessee or the Guarantor is a party is, a legal, valid and binding obligation of such Lessee or the Guarantor, as applicable, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

         Section 23.3. Compliance. The execution, delivery and performance, in accordance with their respective terms, by each Lessee and the Guarantor (in its capacities as Guarantor and as Servicer) of this Lease and each of the other Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent, approval, authorization or registration not already obtained or effected, except where the failure to obtain any such consent, approval or authorization or to register is not reasonably likely to have a Material Adverse Effect, (ii) violate any applicable law with respect to any Lessee, the Servicer or the Guarantor or otherwise, as applicable, which violation is reasonably likely to have a Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws or other organizational documents, if applicable, of any Lessee, the Servicer or the Guarantor, or under any indenture, agreement, or other instrument to which any Lessee (in its capacities as Lessee or otherwise) or the Guarantor (in its capacities as Guarantor or as Servicer), is a party or by which its properties may be bound, which conflict, breach or default is reasonably likely to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Guarantor or any Lessee, except Permitted Encumbrances.

         Section 23.4. Financial Information; Financial Condition. All financial statements (including the notes thereto) referred to in the following sentence and hereafter furnished to the Lessor, the Master Collateral Agent or the Trustee pursuant to Section 24.6 hereof have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and other presentation items. Such financial statements include (i) the audited consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of December 31, 1997 and the related statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year ending on such date, and (ii) the unaudited consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of September 30, 1998 and the related statements of income, changes in stockholders equity and cash flow as of and for the nine months ended September 30, 1998, which (in the case of clause
(i) and (ii) above) have been furnished to the Lessor and the Trustee on or prior to the date hereof.

         Section 23.5. Litigation. Except for claims as to which the insurer has admitted coverage in writing and which are fully covered by insurance, no claim, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Guarantor's and each Lessee's knowledge, threatened against the Guarantor or any Lessee which is reasonably likely to have a Material Adverse Effect.

         Section 23.6. Liens. The Vehicles and other Master Collateral are free and clear of all Liens other than Permitted Liens. The Lessor (or the Master Collateral Agent on behalf of the Lessor) has obtained, as security for the liabilities of the Lessees under this Lease, a first priority perfected security interest on all Vehicles and all the other Master Collateral with respect to which the Trustee (for the benefit of the Group I Noteholders) and any Additional Permitted Beneficiary is designated as the Beneficiary under the Master Collateral Agency Agreement. All Vehicle Perfection and Documentation Requirements with respect to all Vehicles (other than Vehicles in any Initial Fleet) on or after the date hereof have been and will continue to be satisfied, except to the extent that the failure to comply with such requirements does not, in the aggregate, materially adversely affect either the interests of the Lessor or Group I Noteholders under this Lease or the Indenture or the likelihood of payment of all Rent and other charges and payments due under this Lease.

         Section 23.7. Employee Benefit Plans. (a): (i) During the twelve consecutive month period prior to the date hereof and prior to the Initial Closing Date and the Closing Date for each other Series of Group I Notes, no steps have been taken by the Guarantor, any Lessee, or any member of their Controlled Group, or to the knowledge of the Guarantor or any Lessee, by any Person, to terminate any Pension Plan that could give rise to any liability under Title IV of ERISA and (ii) no contribution failure has occurred or exists with respect to any Pension Plan maintained or previously maintained by the Guarantor, any Lessee, or any member of their Controlled Group sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; and (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Guarantor, any Lessee, or any member of the Controlled Group of liabilities (including, without limitation, Multiemployer Plan and Multiple Employer Plan withdrawal liabilities), fines or penalties in an amount that will have a Material Adverse Effect.

         Section 23.8. Securities Laws. Neither the Guarantor nor any Lessee is an "investment company" or is a company "controlled" by an "investment company", within the meaning of the

Investment Company Act, and the entering into or performance by the Guarantor and the Lessees of this Lease does not violate any provision of such Act and does not require any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other similar governmental or public body or authority.

         Section 23.9. Regulations T, U and X. Neither the Guarantor nor any Lessee is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System). Neither the Guarantor nor any Lessee nor any Person acting on behalf of any of them has taken or will take action to cause the execution, delivery or performance of this Lease or the financing or acquisition of the Vehicles to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         Section 23.10. Business Locations; Trade Names. Schedule 23.10 lists where each Lessee and the Guarantor maintains its chief executive office, principal place of business, and location of its consolidated business and financial records as of the Initial Closing Date; and Schedule 23.10 also lists as of the Initial Closing Date the legal name of each Lessee and the Guarantor and each name under or by which each Lessee conducts its business and each state in which such Lessee conducts business.

         Section 23.11. Taxes. The Guarantor and each Lessee has filed all material tax returns which have been required to be filed by it, and has paid or provided in all material respects adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the Initial Closing Date, there is no ongoing audit (other than routine audits) or, to the Guarantor's or any Lessee's knowledge, other governmental investigation of the tax liability of the Guarantor or any Lessee and there is no unresolved claim by a taxing authority concerning the Guarantor's or any Lessee's tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which, in all material respects, adequate reserves have been established, and are being maintained, in accordance with GAAP.

         Section 23.12. Governmental Authorizations. The Guarantor and each Lessee has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations is not reasonably likely to have a Material Adverse Effect.

         Section 23.13. Eligible Vehicles; Fleet Sharing Parties. Each Vehicle is or will be, on the Vehicle Funding Date therefor hereunder, an Eligible Vehicle, and each party sharing a Vehicle with a Lessee (other than another Lessee or a lessee under any other Leasing Company

Lease using, pursuant to Section 8, Vehicles leased by such Named Lessee) is or will be, as the case may be, a Fleet Sharing Party on the date that the Fleet Sharing Agreement applicable to such Vehicle commences.

         Section 23.14. Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Lessor, the Trustee or the Master Collateral Agent by the Guarantor or any Lessee pursuant to any provision of any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, shall, at the time the same are so furnished, be complete and correct in all material respects to the extent necessary to give the Lessor, the Trustee or the Master Collateral Agent, as the case may be, true and accurate knowledge of the subject matter thereof, and the furnishing of the same to the Lessor, the Trustee or the Master Collateral Agent, as the case may be, shall constitute a representation and warranty by the Guarantor or such Lessee, as applicable, made on the date the same are furnished to the Lessor, the Trustee or the Master Collateral Agent, as the case may be, to the effect specified herein.

         Section 23.15. Solvency. Neither the Guarantor nor any Lessee is insolvent (as such term is defined in the Bankruptcy Code), and the Guarantor and each Lessee has adequate capital or assets to carry on its businesses, and intends to and believes that it will be able to pay its debts as such debts become due.

         Section 23.16. Ownership. All partnership interests in the Lessor, or stock of the General Partner, owned by the Guarantor or any Lessee are owned free and clear of all Liens.

         Section 23.17. Necessary Actions. Upon the Servicer causing the Lien of the Master Collateral Agent to be noted on the Certificates of Title with respect to the Vehicles (other than Vehicles in any Initial Fleet) or as otherwise provided for by the Master Collateral Agency Agreement or the Indenture, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted to the Master Collateral Agent in respect of the Master Collateral have been accomplished and the security interest granted to the Master Collateral Agent pursuant to the Master Collateral Agency Agreement in and to the Master Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens other than Permitted Liens and is entitled to all rights, priorities and benefits afforded to perfected security interests by the UCC or other relevant law as enacted in any relevant jurisdiction.

         Section 23.18. Supplemental Documents True and Correct. All information contained in any Vehicle Order or any other material Supplemental Document which has been submitted, or which may hereafter be submitted by the Guarantor or any Lessee to the Lessor is, or will be as of the date of such Vehicle Order or other Supplemental Document, true, correct and complete in all material respects.

         Section 23.19. Year 2000. The Servicer and each of the Lessees has reviewed the areas within their business and operations which could be adversely affected by, and have developed programs to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Servicer or the Lessees may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and programs, the Servicer and each such Lessee reasonably believes that the "Year 2000 Problem" will not result in a Material Adverse Effect, with respect to the Servicer or such Lessee, as applicable.

         SECTION 24. CERTAIN AFFIRMATIVE COVENANTS. Each Lessee and, as applicable, the Servicer and the Guarantor, covenants and agrees that, until the expiration or termination of this Lease, and thereafter until the obligations of such Lessee, the Servicer and the Guarantor under this Lease and the Related Documents are satisfied in full, unless at any time the Lessor, the Master Collateral Agent (solely in respect of Sections 24.2 and 24.3 (as it relates to keeping adequate books and records of account in which complete entries will be made), 24.5, clauses (iii) through (viii) of Section 24.6 and Sections 24.7, 24.10, 24.11, 24.12 and 24.15) and the Trustee shall otherwise expressly consent in writing, it will:

         Section 24.1. Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve its
(a) existence as a corporation, limited liability company or partnership, as applicable, and (b) power and authority to own its properties and to carry on its business, (ii) be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith is not reasonably likely to, in the aggregate, have a Material Adverse Effect.

         Section 24.2. Books, Records and Inspections. (i) Maintain complete and accurate books and records with respect to Vehicles leased under this Lease and the other Master Collateral; (ii) at any time and from time to time during regular business hours, upon not less than reasonable prior notice from the Lessor, the Master Collateral Agent or the Trustee, permit the Lessor, the Master Collateral Agent or the Trustee (or such other person who may be designated from time to time by the Lessor, the Master Collateral Agent or the Trustee), or its agents or representatives, to examine and make copies of such books, records and documents in the possession or under the control of such Lessee relating to the Vehicles leased under this Lease and the other Master Collateral as the Lessor, the Master Collateral Agent, the Trustee, or such person may reasonably request (including in connection with the Lessor's, the Trustee's or the Master Collateral Agent's satisfaction of any requests of a Manufacturer performing an audit under its Manufacturer Program); (iii) permit the Lessor, the Master Collateral Agent or the Trustee (or such other person who may be designated from time to time by the Lessor, the Master Collateral Agent or the Trustee), or its agents or representatives, to visit the office (which office shall be in the continental United States and, if it is not the office where such materials normally are kept, shall be accessible without unreasonable effort or expense) and properties of such

Lessee or the Servicer for the purpose of examining such materials, and to discuss matters relating to the Vehicles leased under this Lease and the other Master Collateral or such Lessee's (or the Servicer's) performance under this Lease with such Lessee's or Servicer's independent public accountants or with any of the officers or employees of such Lessee or the Servicer having knowledge of such matters; (iv) permit the Lessor, the Master Collateral Agent or the Trustee or any authorized representative of the Lessor, the Master Collateral Agent or the Trustee, during reasonable business hours from time to time, upon reasonable prior notice, without disruption of such Lessees' or the Fleet Sharing Parties' business and subject to applicable law, to inspect Vehicles and registration certificates, Certificates of Title and related documents covering Vehicles wherever the same may be located; and (v) make reasonable efforts to confirm to the Lessor, the Master Collateral Agent and the Trustee the location, mileage and condition of each Vehicle and to make available for the Lessor's, the Master Collateral Agent's or the Trustee's inspection (such inspection to be conducted without disturbing the ordinary conduct of such Lessee's business) within a reasonable time period, not to exceed forty-five (45) days, the Vehicles at the location where the Vehicles are normally domiciled; provided, however, that in the case of clauses (ii), (iii) and (iv) above, any of the Master Collateral Agent and the Trustee and/or their agents or representatives, as applicable, examining any such material on any date shall perform such examination at the same time as the other such parties performing such examination of such material on such date.

         Section 24.3. Accounting Methods; Financial Records. Maintain, and cause its material Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, keep, and cause its material Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with such accounting principles and reflecting all transactions required to be reflected by such accounting principles and keep, and cause its material Subsidiaries to keep, accurate and complete records of their respective properties and assets.

         Section 24.4. Insurance. (a) Maintain or cause to be maintained, with financially sound and reputable insurers satisfactory to the Lessor and the Trustee, (i) personal injury and damage insurance (including self-insurance) with respect to the Vehicles and (ii) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, in each case, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, and the Guarantor and each Lessee shall, from time to time, deliver to the Lessor and the Trustee (as the Lessor or the Trustee shall request), copies of certificates describing all such insurance then in effect; provided, however, that any Lessee may continue its current practices of self-insurance setting aside adequate reserves to cover any and all losses: (x) which would otherwise be covered under any standard comprehensive and collision policies of insurance; and (y) arising from liability to third parties for bodily injuries, death, and property damage in an aggregate amount reasonably determined by such Lessee and not less than that which is customary for companies of a similar size or engaged in the same or similar activities which relative to Vehicles registered, licensed, rented or to be used in the state of Florida shall be in an amount which contains limits of not less than $100,000 per claim and $300,000 per occurrence for bodily injury liability and $50,000 property damage liability and bodily injury liability; provided, further, however, that the Lessees shall obtain excess insurance coverage in an amount not less than $30,000,000 for any claims of liability against the Lessees relating to their ownership or use of Vehicles.

         (b) Require that each insurance policy referred to in the foregoing clause (a) provide for at least thirty (30) days' prior written notice to the Master Collateral Agent of any termination of or proposed cancellation or nonrenewal of such policy and that each insurance policy insuring assets pledged to the Master Collateral Agent name the Master Collateral Agent as an additional insured or additional loss payee, as appropriate, pursuant to certificates in form and substance reasonably satisfactory to the Master Collateral Agent.

     Section 24.5. Manufacturer Programs. Turn in each Program Vehicle leased by a Lessee hereunder to the relevant Manufacturer within the Repurchase Period therefor pursuant to Section 12.2 (unless the Lessee (i) sells such Vehicle pursuant to Section 27 or Section 8 of Annex A hereto and, prior to the end of the Repurchase Period therefor, causes to be deposited to the Master Collateral Account the sales proceeds therefor in cash in the amount required pursuant to such applicable Section, (ii) purchases such Vehicle as permitted by, and pursuant to the requirements of, this Lease and, prior to the end of the Repurchase Period therefor, deposits to the Group I Collection Account the purchase price therefor in cash in the amount so required, (iii) in the case of any Vehicle that suffers a Casualty or ceases to be an Eligible Vehicle, deposits to the Group I Collection Account the Casualty Payment therefor in cash pursuant to Section 7 or (iv) redesignates such Vehicle as a Non-Program Vehicle in accordance with Section 14); and, with respect to each Program Vehicle leased by the Lessee hereunder, comply in all material respects with all of its obligations under the Manufacturer Program relating to such Vehicle.

     Section 24.6. Reporting Requirements. Except as otherwise specified below, furnish, or cause to be furnished to the Lessor, the Master Collateral Agent and the Trustee:

                  (i) Audit Report. As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Guarantor, (x) consolidated financial statements consisting of a balance sheet of the Guarantor and its Consolidated Subsidiaries as at the end of such fiscal year and statements of income, stockholders' equity and cash flows of the Guarantor and its Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of a firm of independent certified public accountants of nationally recognized standing selected by the Guarantor and acceptable to the Lessor and the Trustee, and (y) an Officer's Certificate of an Authorized Officer of the Guarantor, addressed to the Lessor, the Trustee and the Master Collateral Agent stating that such officer has reviewed the books and records of the Guarantor and its Consolidated Subsidiaries, and certifying that no Potential Lease Event of Default or Lease Event of Default has occurred which was continuing at the close of such fiscal year or on the date of such Officer's Certificate or, if such an event has occurred and was continuing at the close of such fiscal year or on the date of such Officer's Certificate, the nature of such event;

               (ii) Quarterly Statements. As soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of the Guarantor, (x) financial statements consisting of consolidated balance sheets of the Guarantor and its Consolidated Subsidiaries as at the end of such quarter and statements of income, stockholders' equity and cash flows of the Guarantor and its Consolidated Subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of the Guarantor as having been prepared in accordance with GAAP, and (y) a letter from such officer addressed to the Lessor, the Trustee and the Master Collateral Agent stating that no Potential Lease Event of Default or Lease Event of Default has come to his attention which was continuing at the end of such quarter or on the date of his letter, or, if such an event has come to his attention and was continuing at the end of such quarter or on the date of his letter, indicating the nature of such event and the action which the Guarantor proposes to take with respect thereto;

               (iii) Lease Events of Default; Amortization Events. Promptly after becoming aware thereof, (a) notice of the occurrence of any Potential Lease Event of Default or Lease Event of Default, together with a written statement of an Authorized Officer of the Lessee describing such event and the action that the Guarantor or the applicable Lessee proposes to take with respect thereto, and (b) notice of any Potential Amortization Event or Amortization Event;

               (iv) Monthly Vehicle Statements. To the Master Collateral Agent, on or before each Determination Date, the Servicer shall deliver a monthly vehicle statement (each, a "Monthly Vehicle Statement") which shall specify (i) the last eight digits of the VIN for each Vehicle leased hereunder during the Related Month by each Lessee, (ii) whether such Vehicle is leased under Annex A or Annex B hereto, (iii) the Capitalized Cost for each such Vehicle and (iv) the aggregate Net Book Value of such Vehicles as of the end of the Related Month;

               (v) Daily Reports. The Servicer shall deliver to the Master Collateral Agent, on each Business Day, a copy of the most recent Daily Report (as defined below). On each Business Day commencing on the Lease Commencement Date, the Servicer shall prepare or cause to be prepared and maintain at its office a record (each, a "Daily Report") setting forth the aggregate of the amounts deposited in the Group I Collection Account on the immediately preceding Business Day, which shall consist of: (A) the aggregate amount of payments received from Manufacturers and/or auction dealers under Manufacturer Programs related to the Vehicles and deposited in the Group I Collection Account from the Master Collateral Account or otherwise, plus (B) the aggregate amount of proceeds received from third parties (other than Manufacturers and auction dealers under Manufacturer

          Programs) with respect to the sale of Vehicles and deposited in the Group I Collection Account from the Master Collateral Account or otherwise, plus (C) the aggregate amount of other Collections deposited in the Group I Collection Account;

               (vi) Monthly Noteholder's Statement. (a) On or before each Determination Date, an Officer's Certificate of the Servicer (each, a "Monthly Noteholder's Statement"), and (b) no later than 4:00 p.m. (New York City time) on the day preceding each Payment Date (provided, however, that if such day preceding a Payment Date is not a Business Day, then no later than 10:00 a.m. (New York City time) on such Payment Date), a supplementary Officer's Certificate of the Servicer (each, a "Supplementary Noteholder's Statement"), in each case, with respect to each Group I Supplement in such form and setting forth such information as such Group I Supplement requires with respect thereto;

               (vii) Non-Program Vehicle Report. On June 30, 1999 and December 31, 1999, and on an annual basis thereafter on December 31 of each year, or as otherwise agreed by Standard & Poor's, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer and which is acceptable to Standard & Poor's) to furnish a report with respect to each Group I Supplement (each, a "Non-Program Vehicle Report") to the Rating Agencies, with a copy furnished to the Lessor and the Trustee, to the effect that they have performed certain agreed upon procedures as are specified in such Group I Supplement;

               (viii) Manufacturers. Promptly after obtaining actual knowledge thereof, notice of any Manufacturer Event of Default or termination or replacement of a Manufacturer Program or prospective change in any Manufacturer Program;

               (ix) Litigation. Promptly after becoming aware thereof, notice of any claims, litigation, arbitration, governmental investigation or proceeding or inquiry that is pending or, to the best of the Guarantor's or any Lessee's knowledge, threatened against the Guarantor or any Lessee which is reasonably likely to have a Material Adverse Effect;

               (x) ERISA. With respect to any Pension Plan maintained by any member of the Guarantor's or any Lessee's Controlled Group, promptly after becoming aware thereof, notice of (x) the termination of any such Pension Plan; (y) the failure to make a contribution to any such Pension Plan sufficient to give rise to a Lien under Section 302(f)(1) of ERISA; and (z) the existence or occurrence of a condition, event or transaction with respect to any such Pension Plan which could reasonably be expected to result in the incurrence by the Guarantor, any Lessee or any member of the Controlled Group of liabilities, fines or penalties in an amount that is reasonably likely to have a Material Adverse Effect;

               (xi) Notice of Final Judgment. Promptly upon becoming aware thereof, provide to Moody's notice of any final judgment rendered against the Lessor; and

               (xii) Other. Promptly, from time to time, such other information, documents, or reports respecting the Vehicles or the other Master Collateral or the condition, financial or otherwise, or operations of the Guarantor, the Lessees or the Servicer as the Lessor, the Master Collateral Agent or the Trustee may from time to time reasonably request in order to protect the interests of the Lessor, the Master Collateral Agent or the Trustee under or as contemplated by this Lease or any other Related Document.

         Section 24.7. Taxes and Liabilities. Pay when due all material taxes, assessments and other material (determined on a consolidated basis) liabilities (including titling fees and registration fees payable with respect to Vehicles) except as contested in good faith and by appropriate proceedings with respect to which in all material respects adequate reserves have been established, and are being maintained, in accordance with GAAP and such nonpayment is not reasonably likely to result in a Material Adverse Effect.

         Section 24.8. Maintenance of the Vehicles. (i) Maintain and cause to be maintained in good repair, working order, and condition all of the Vehicles in accordance with its ordinary business practices with respect to all other vehicles owned by it and will use commercially reasonable efforts to maintain each such Vehicle that is a Program Vehicle as an eligible vehicle under the related Manufacturer Program, except in each case to the extent that any such failure to comply with such requirements is not reasonably likely to, in the aggregate, materially adversely affect the interests of the Lessor, the Master Collateral Agent, the Group I Noteholders or the Trustee in, to and under this Lease, the Master Collateral Agency Agreement and its supplements and addenda, the Indenture and the Group I Supplements then in effect or the likelihood of the Lessee's payment of its obligations hereunder and (ii) perform (subject to any applicable grace periods) all of its obligations as Servicer as set forth in the Master Collateral Agency Agreement.

         Section 24.9. Maintenance of Separate Existence. (i) Maintain in place all policies and procedures, and take and continue to take all actions, described in the factual assumptions set forth in those certain opinion letters issued by Mayer, Brown & Platt, in each case dated February 26, 1999 addressing, respectively, the issue of substantive consolidation as it may relate to the Guarantor, the Lessees and the Lessor and the treatment of the Operating Lease as a true lease for bankruptcy purposes (a copy of which opinion letters the Guarantor and each Lessee hereby acknowledges it has received) and relating to it, and (ii) on a semi-annual basis, provide to the Rating Agencies, the Trustee and the Master Collateral Agent an Officer's Certificate certifying that it is in compliance with its obligations under this Section 24.9.

         Section 24.10. Repurchase Payments; Sales Proceeds. (i) Direct each Manufacturer to make all payments under the Manufacturer Programs with respect to Program Vehicles leased under this Lease directly to the Master Collateral Account; (ii) cause all payments by any other

Persons (including payments contemplated by Section 12.2) with respect to any Master Collateral to be made (subject to the proviso to this Section) directly to the Master Collateral Account; (iii) in the case of any such payments with respect to any Master Collateral received directly by a Lessee, except as described in the proviso to this Section, by the second Business Day following its receipt thereof, deposit such payments into the Master Collateral Account; and (iv) within two Business Days of a Lessee's receipt thereof, deposit all amounts representing the proceeds from sales by auction dealers under a Guaranteed Depreciation Program and sales (including amounts paid to such Lessee by a Manufacturer as a result of such Lessee's sale of such Vehicle outside such Manufacturer's Manufacturer Program) of Vehicles by a Lessee to third parties (other than under any related Manufacturer Program) into the Master Collateral Account; provided, however, that insurance proceeds with respect to Vehicles will only be deposited into the Master Collateral Account if an Amortization Event or Potential Amortization Event shall have occurred and be continuing.

         Section 24.11. Certificates of Title: Verification of Titles. (i) Take, or cause to be taken, such action as shall be necessary to submit all of the Certificates of Title (except the Certificates of Title for Vehicles in any Initial Fleet) to the appropriate state authority for notation of the Master Collateral Agent's lien thereon (it being understood and agreed that pursuant and subject to the Master Collateral Agency Agreement, the original Certificates of Title relating to the Vehicles and reflecting such lien notation by the appropriate state authority shall be held by the applicable Sub- Servicer thereof or by the Servicer or by an Affiliate thereof, in trust for the benefit of the Master Collateral Agent and the Trustee as assignee of the Lessor, and the Certificates of Title shall be subject to all of the provisions of the Master Collateral Agency Agreement); (ii) no more than annually upon request of any one (but not more than one) of the Lessor, the Trustee or the Master Collateral Agent, cause a title check of a statistical sample of titles (such statistical sample to be compiled taking into account the multiple locations at which the Certificates of Title with respect to the Vehicles are held by the Sub-Servicers and/or the Servicer or such Affiliates thereof) by the Servicer's primary certified public accountants or another independent nationally recognized firm of certified public accountants acceptable to the Group I Noteholders, the Lessor, the Trustee and the Master Collateral Agent designed to provide a 95% confidence level that no more than 5% of the Certificates of Titles (other than titles of such Vehicles in any Initial Fleet or any Refinanced Vehicles) do not comply with the requirement that (1) the Master Collateral Agent be noted as the first lienholder on such titles or (2) the Lessor (or, in the case of the Financed Vehicles other than Company Vehicles, the applicable Lessee) be listed as registered owner on such titles and cause such accountants to deliver a report stating, with the confidence level of at least 95%, that no more than five percent (5%) of the Certificates of Title do not correctly reference the lienholder or owner of the Vehicles described in the immediately preceding clause; and (iii) at any time, upon the request of the Lessor, the Trustee or the Master Collateral Agent, cause (at the requesting party's expense) a title check in accordance with the above stated procedures to be performed on the Vehicles.

         Section 24.12. Master Collateral Agency Agreement. Concurrently with each leasing of a Vehicle under this Lease or financing of an Eligible Receivable under this Lease, indicate on its computer records that the Master Collateral Agent as assignee of the Lessor or the applicable Lessee, as the case may be, is the holder of a Lien on such Vehicle or Eligible Receivable, as the case may be, for the benefit of the Trustee (on behalf of the Group I Noteholders) and the Additional Permitted Beneficiaries pursuant to the terms of the Master Collateral Agency Agreement. No Lessee shall utilize selection procedures which it believes are adverse to the Lessor or the Trustee in selecting the Vehicles or Eligible Receivables, as the case may be, to be designated to the Lessor, as a Financing Source, and the Trustee (on behalf of the Group I Noteholders), as a Beneficiary, under the Master Collateral Agreement or to the Additional Permitted Beneficiaries.

         Section 24.13. Compliance with Laws. (i) Not violate any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property, which violation is reasonably likely to have a Material Adverse Effect, (ii) file in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality, except where failure to make such filings is not reasonably likely to have a Material Adverse Effect and (iii) retain all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records is not reasonably likely to have a Material Adverse Effect.

         Section 24.14. Delivery of Information. Provide the Lessor with any information or materials reasonably necessary for the Lessor to comply with its obligations under the Indenture, and provide any other party to the Related Documents with any information or materials reasonably necessary for such Person to comply with its obligations under the Related Documents.

         Section 24.15. Deliveries: Further Assurances. At its sole expense, (i) immediately deliver or cause to be delivered to the Lessor (or the Master Collateral Agent on the Lessor's behalf), in due form for transfer (i.e., endorsed in blank), all securities, chattel paper, instruments and documents, if any, at any time representing all or any of the Master Collateral with respect to which the Trustee (for the benefit of the Group I Noteholders), or the Trustee (for the benefit of the Group I Noteholders) and any Additional Permitted Beneficiary, is designated as the Beneficiary (it being understood that the Certificates of Title shall be held by the Servicer or an Affiliate thereof (including the Sub-Servicer of such Vehicles) or the Master Collateral Agent, as the case may be, pursuant to the provisions of the Master Collateral Agency Agreement), and (ii) execute and deliver, or cause to be executed and delivered, to the Lessor or the Master Collateral Agent, as the case may be, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or advisable by the Lessor, the Master Collateral Agent or the Trustee, as the case may be), such assignments, security agreements, mortgages, consents, waivers, financing statements, and other documents, and do such other acts and things, all as may from time to time be reasonably necessary or desirable to establish and maintain to the satisfaction of the Lessor, the Master Collateral Agent, the Trustee and each Additional Permitted Beneficiary a valid perfected first-priority Lien on and security interest in all of the Master Collateral with respect to which the Trustee (for the benefit of the

Group I Noteholders), or the Trustee (for the benefit of the Group I Noteholders), and any Additional Permitted Beneficiary, is designated as the Beneficiary now or hereafter existing or acquired.

         Section 24.16.  Additional Actions.  The Servicer shall:

                  (a) instruct the Trustee or the Paying Agent, as applicable, to make withdrawals and payments from the Group I Collection Account, as contemplated in the Indenture;

                  (b) at the request of the Trustee as required or permitted upon or after the occurrence of events specified in the Indenture and, to the extent permitted under and in compliance with applicable laws and regulations, execute and deliver, for the benefit of the Group I Noteholders under the Indenture, any and all instruments necessary or appropriate to commence or maintain enforcement proceedings with respect to Manufacturer Programs or any Enhancement;

                  (c) upon the occurrence of a Lease Payment Deficit, deliver to the Trustee a notice in the form attached as an exhibit to the series supplement for each applicable series of ARG Notes; and

                  (d) supervise the servicing of the Vehicles and perform such other functions and take such other actions as it is designated to perform or take pursuant to the terms and conditions of any Related Document.

         Section 24.17. Fleet Sharing Agreements. Each Lessee agrees that each Fleet Sharing Agreement will include provisions consistent with those contained in Section 31 of this Lease pursuant to which, inter alia, each Fleet Sharing Party expressly and irrevocably submits to the non-exclusive jurisdiction of all federal and state courts of the State of New York and shall also include a provision whereby each Fleet Sharing Party agrees to be bound by the provisions of Section 9.2(b) of the Base Indenture.

         Section 24.18. Minimum Depreciation Rate. The Servicer agrees that the Depreciation Schedules with respect to Non-Program Vehicles leased under this Lease shall be established such that the weighted average Depreciation Charges accruing with respect to the Non-Program Vehicles during each Related Month shall be at least equal to the lesser of (a) 1.25% and (b) such lower percentage in respect of which the Rating Agency Confirmation and Consent Condition with respect to each Series of Group I Notes shall have been satisfied.

         SECTION 25. CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Lease and thereafter until the Liabilities are paid in full, each Lessee agrees that, unless at any time the Lessor, the Master Collateral Agent (other than in respect of Sections 25.1 and 25.2) and the Trustee shall otherwise expressly consent in writing, it will not:

         Section 25.1. Mergers, Consolidations. Be a party to any merger or consolidation, other than a merger or consolidation of any Affiliate of a Lessee into or with such Lessee (provided, that the Lessee is the surviving entity or, if such Affiliate is also a Lessee or is a lessee under another Leasing Company Lease, a Lessee or such lessee is the surviving entity).

         Section 25.2. Regulations T, U and X. Use or permit any amounts funded by the Lessor pursuant to the Financing Lease to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying margin stock" within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended from time to time.

         Section 25.3. Liens. Create or permit to exist any Lien with respect to any Master Collateral with respect to which the Trustee (for the benefit of the Group I Noteholders), or any Additional Permitted Beneficiary, is designated as the Beneficiary, whether now or hereafter existing or acquired, except Permitted Liens.

         Section 25.4. Use of Vehicles. Use or contractually permit any Vehicles to be used in any manner (i) that would make such Vehicles which are Program Vehicles ineligible for repurchase or auction under the related Manufacturer Program (unless such Vehicles are redesignated as Non-Program Vehicles pursuant to Section 14), (ii) for any illegal purposes or (iii) that could subject any Vehicles to confiscation.

         Section 25.5. Change of Location or Name. Change (a) the location of its principal place of business, chief executive office or its consolidated records concerning its business and financial affairs, or (b) its legal name or the name under or by which it conducts its business, in each case without first giving the Master Collateral Agent, the Trustee, the Rating Agencies and the Lessor at least fifteen (15) days' advance written notice thereof and having taken any and all action required to maintain and preserve the first priority perfected Lien of the Master Collateral Agent in the Master Collateral and of the Trustee in the Collateral; provided, however, that notwithstanding the foregoing, the Lessee shall not change the location of its principal place of business, chief executive office or its consolidated records concerning its business and financial affairs to any place outside the United States of America.

         SECTION 26. SERVICING COMPENSATION; EXPENSES OF SERVICER; DELEGATION OF SERVICING DUTIES.

         Section 26.1. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in Section 26.2, the Servicer shall be entitled to receive from the Lessor a monthly servicing fee (the "Monthly Servicing Fee"), payable in arrears on each Payment Date prior to the termination of this Lease, the Indenture and the Master Collateral Agency Agreement. Except as otherwise specified in the related Group I Supplement, the Monthly Servicing Fee for each Series of Group I Notes (each, a "Series Monthly Servicing Fee") on each Payment Date shall be equal to one-twelfth of the product of (i) the Servicing Fee

Percentage for such Series and (ii) the Invested Amount of such Series as of the preceding Payment Date (after giving effect to any payments of principal on such date). The Series Monthly Servicing Fee for each Series shall be paid to the Servicer pursuant to the procedures set forth in the applicable Group I Supplement.

         Section 26.2. The expenses of the Servicer include, and the Servicer agrees to pay, the reasonable fees and disbursements of independent accountants in connection with reports furnished pursuant to Sections 24.6(i) and (ii), plus all other fees, expenses and indemnities by the Servicer in connection with the Servicer's activities hereunder or under the Related Documents. The Servicer, however, shall not be liable for any liabilities, costs or expenses of the Lessor, the Trustee or the Noteholders arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of the Servicer's violation of the provisions of this Lease or of the Related Documents; provided, however, the foregoing provisions of this sentence shall not affect the indemnification obligations of the Lessees under Section 15 of this Lease.

         Section 26.3. The Servicer may delegate to a Lessee or another Affiliate of the Servicer (each such delegate, in such capacity, a "Sub-Servicer") the performance of the Servicer's obligations as Servicer in respect of Vehicles leased under this Lease (but the Servicer shall remain fully liable for its obligations in respect of such Vehicles under this Lease and the other Related Documents).

         SECTION 27. RELEASE OF COLLATERAL. The parties agree that pursuant to the provisions of this Section 27 and Sections 2.3 and 2.7 of the Master Collateral Agency Agreement, any and all Liens for the benefit of the Lessor (including the Lien of the Trustee as assignee of the Lessor and as Beneficiary under the Master Collateral Agency Agreement) on the Vehicles and the Certificates of Title therefor or Eligible Receivables financed hereunder shall be released or deemed to be released, as provided below. From and after the earliest of:

                  (a) in the case of a Vehicle subject to a Guaranteed Depreciation Program, the date of the sale of such Vehicle by an auction dealer to a third party, and in the case of any other Program Vehicle, the Disposition Date for such Vehicle, and, in any case, in accordance with Section 8 of Annex A, if applicable; or

                  (b) receipt of the purchase price by the Lessor or the Trustee for a Vehicle sold in an ordinary course sale; or

                  (c) the payment in full of all obligations of the Servicer and the applicable Lessee under this Lease with respect to a Financed Vehicle or an Eligible Receivable (in the case of any Eligible Receivables, pursuant to Section 12 of Annex B hereto), any and all Liens for the benefit of the Lessor (including the Lien of the Trustee as assignee of the Lessor and as Beneficiary under the Master Collateral Agency Agreement) on such Vehicle and the Certificate of Title therefor or such Eligible Receivable, as applicable, shall be deemed to be released; provided, however, that no Lien for the benefit of the Lessor (including the Lien of the Trustee as assignee of the Lessor and as Beneficiary under the Master Collateral Agency Agreement) on the Vehicles and the Certificates of Title therefor shall be released or deemed to be released if the release of such Lien would cause an "Amortization Event" or "Potential Amortization Event" to occur with respect to any series of ARG Notes. Subject to the Servicer's and the applicable Sub-Servicer's right to redesignate Program Vehicles as Non-Program Vehicles in accordance with Section 14, the Lessor or the Servicer or applicable Sub-Servicer, acting as the agent of the Lessor, may sell any Program Vehicle subject to this Lease that is an Acquired Vehicle or direct a Lessee to sell any Program Vehicle leased by it hereunder that is a Financed Vehicle during the Repurchase Period therefor in an ordinary course sale, provided that, if such sale is not made pursuant to the related Manufacturer Program, it is made in accordance with the requirements of this Section 27. The Lessor and each Lessee agree that for purposes of this Section 27 if an ordinary course sale occurs during the Repurchase Period with respect to a Program Vehicle that is an Acquired Vehicle, in the case of a sale by the Lessor, or Program Vehicle that is a Financed Vehicle, in the case of a sale by any Lessee, the Lessor or such Lessee, as the case may be, shall only sell such Vehicle for a purchase price (including any amounts paid by the Manufacturer as an incentive for selling such Vehicle outside of the related Manufacturer Program), net of all fees and expenses incurred in connection with such sale, equal to or greater than the Repurchase Price that it would have received under the related Manufacturer Program if it had turned back such Vehicle to the Manufacturer, net of all fees and expenses that would have been incurred in connection with such turn-back less reasonably predictable Excess Mileage Charges, Excess Damage Charges and other similar charges payable by the Lessor or such Lessee, as applicable, to such Manufacturer as a result of the Lessor's or Lessee's sale of such Program Vehicle. In the case of a sale or turn back of a Financed Vehicle by a Lessee, the Lessor shall, and shall cause the Trustee and the Master Collateral Agent to, execute such documents and instruments as such Lessee may reasonably request (including a power of attorney of the Master Collateral Agent appointing such Lessee to act as the agent of the Master Collateral Agent in taking such actions as are required to evidence the release of the Lien of the Master Collateral Agent on Vehicles leased by such Lessee turned back or sold pursuant to the provisions of this Section 27, which power of attorney shall be revocable pursuant to Section 2.7(c) of the Master Collateral Agency Agreement).

         SECTION 28.  GUARANTY.

         Section 28.1. Guaranty. In order to induce the Lessor to execute and deliver this Lease and to lease Vehicles to the Lessees, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Lessor the obligations of the Lessees to make any payments required to be made by them under this Lease, (ii) agrees to cause the Lessees to perform and observe duly and punctually all of the terms, conditions, covenants, agreements and indemnities of the Lessees under this Lease, and (iii) agrees that, if for any reason whatsoever, any Lessee fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the "Guaranteed Obligations"). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 28 (this "Guaranty") will be absolute and unconditional under all circumstances. This Guaranty shall be a guaranty of payment and not of collection, and the Guarantor hereby agrees that it shall not be required that the Lessor or the Trustee assert or enforce any rights against any of the Lessees or any other person before or as a condition to the obligations of the Guarantor pursuant to this Guaranty.

         Section 28.2. Scope of Guarantor's Liability. The Guarantor's obligations hereunder are independent of the obligations of the Lessees, any other guarantor or any other Person, and the Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Lessor may at any time hold with respect to this Lease or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Lessor may bring a separate action against the Guarantor without first proceeding against any of the Lessees, any other guarantor or any other Person, or any security held by the Lessor, and regardless of whether the Lessees or any other guarantor or any other Person is joined in any such action. The Guarantor's liability hereunder shall at all times remain effective with respect to the full amount due from the Lessees hereunder, notwithstanding any limitations on the liability of any Lessee or the Servicer to the Lessor contained in any of the Related Documents or elsewhere. The Lessor's rights hereunder shall not be exhausted by any action taken by the Lessor until all Guaranteed Obligations have been fully paid and performed.

         Section 28.3. Lessor's Right to Amend this Lease. The Guarantor authorizes the Lessor, at any time and from time to time without notice and, subject to the proviso to Section 28.4(a)(ii), without affecting the liability of the Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including without limitation modification of times for payment and rates of interest; (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as the Lessor in its discretion may determine; (e) release any Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign its rights under this Guaranty in whole or in part.

         Section 28.4. Waiver of Certain Rights by Guarantor. The Guarantor hereby waives each of the following to the fullest extent allowed by law:

         (a)  any defense based upon:

                  (i) the unenforceability or invalidity of any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations; or

                  (ii) any act or omission of the Lessor or any other Person that directly or indirectly results in the discharge or release of any of the Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; provided that the Guarantor's liability in respect of this Guaranty shall be released to the extent the Lessor expressly releases such Lessee or other Person, in a writing conforming to the requirements of Section 22, from any obligations with respect to any of the foregoing; or

                  (iii) any disability or any other defense of any Lessee or any other Person with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

         (b) any right (whether now or hereafter existing) to require the Lessor, as a condition to the enforcement of this Guaranty, to:

                  (i)      accelerate the Guaranteed Obligations;

                  (ii) give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

                  (iii) proceed against any Lessee, any other guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;

         (c) presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;

         (d) all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction;

         (e) any right that the Guarantor has or may have to set-off with respect to any right to payment from any Lessee; and

         (f) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor hereunder in respect of the Guaranteed Obligations.

         Section 28.5. Lessees' Obligations to Guarantor and Guarantor's Obligations to Lessees Subordinated. Until all of the Guaranteed Obligations have been paid in full, the Guarantor agrees that all existing and future unsecured debts, obligations and liabilities of the Lessees to the Guarantor or the Guarantor to any of the Lessees (hereinafter collectively referred to as "Subordinated Debt") shall be and hereby are expressly subordinated to the prior payment in full of the Guaranteed Obligations, on the terms set forth in clauses (a) through (e) below, and the payment thereof is expressly deferred in right of payment to the prior payment in full of the Guaranteed Obligations. For purposes of this Section 28.5, to the extent the Guaranteed Obligations consist of the obligation to pay money, the Guaranteed Obligations shall not be deemed paid in full unless and until paid in full in cash.

         (a) Upon any distribution of assets of the Guarantor or any Lessee upon any dissolution, winding up, liquidation or reorganization of the Guarantor or such Lessee, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Guarantor or such Lessee, or otherwise:

                  (i) the holders of the Guaranteed Obligations shall be entitled to receive payment in full of the Guaranteed Obligations before the Guarantor or the Lessee, as the case may be, is entitled to receive any payment on account of the Subordinated Debt;

                  (ii) any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, to which such Lessee or the Guarantor would be entitled except for this subordination shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, directly to the Trustee, for the benefit of the holders of the Guaranteed Obligations, to be held as additional security for the Guaranteed Obligations in an interest bearing account until the Guaranteed Obligations have been paid in full; and

                  (iii) if, notwithstanding the foregoing, any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, in respect of any Subordinated Debt shall be received by such Lessee or the Guarantor before the Guaranteed Obligations are paid in full, such payment or distribution shall be held in trust in an interest bearing account of the Guarantor or such Lessee, as appropriate, and immediately paid over in kind to the holders of the Guaranteed Obligations until the Guaranteed Obligations have been paid in full.

         (b) The Guarantor authorizes and directs each Lessee and each Lessee authorizes and directs the Guarantor to take such action as may be necessary or appropriate to effectuate and maintain the subordination provided herein.

         (c) No right of any holder of the Guaranteed Obligations to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor, any Lessee, the Lessor or any other Person or by any noncompliance by the Guarantor, any Lessee, the Lessor or any other Person with the terms, provisions and covenants hereof or of the Related Documents regardless of any knowledge thereof that any such holder of the Guaranteed Obligations may have or be otherwise charged with.

         (d) Except as provided in Section 28.9, nothing express or implied herein shall give any Person other than the Lessees, the Lessor, the Trustee and the Guarantor any benefit or any legal or equitable right, remedy or claim hereunder.

         (e) If the Guarantor shall institute or participate in any suit, action or proceeding against any Lessee or any Lessee shall institute or participate in any suit, action or proceeding against the Guarantor, in violation of the terms hereof, such Lessee or the Guarantor, as the case may be, may interpose as a defense or dilatory plea this subordination, and the holders of the Guaranteed Obligations are irrevocably authorized to intervene and to interpose such defense or plea in their name or in the name of such Lessee or the Guarantor, as the case may be.

         Section 28.6. Guarantor to Pay Lessor's Expenses. The Guarantor agrees to pay to the Lessor (or the Trustee), on demand, all reasonable costs and expenses, including attorneys' fees, incurred by the Lessor (or the Trustee) in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to the Lessor, such amounts shall bear interest, commencing with the Lessor's demand therefor, for each Interest Period during the period from the date of such demand until paid, at the VFR for such Interest Period plus 1% (calculated on the basis of a 360-day year).

         Section 28.7. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, and the rights of the Lessor shall continue, if at any time payment of any of the amounts payable by any Lessee under this Lease is rescinded or must otherwise be restored or returned by the Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of any Lessee, the Guarantor, any other guarantor or any other Person or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Lessee, the Guarantor, any other guarantor or any other Person, or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

         Section 28.8. Pari Passu Indebtedness. The Guarantor (i) represents and warrants that, as of the date hereof, the obligations of the Guarantor under this Guaranty will rank pari passu with any existing unsecured indebtedness of the Guarantor and (ii) covenants and agrees that from and after the date hereof the obligations of the Guarantor under this Guaranty will rank pari passu with any unsecured indebtedness of the Guarantor incurred after the date hereof.

         Section 28.9. Third-Party Beneficiaries. The Guarantor acknowledges that the Trustee (on behalf of the Group I Noteholders) has accepted the assignment of the Lessor's rights under this Lease as collateral for the Group I Notes in reliance on the Guaranty and that the Trustee (for the benefit of the Group I Noteholders) shall be a third-party beneficiary hereunder.

         SECTION 29.  ADDITIONAL LESSEES.

         Section 29.1. Additional Subsidiary Lessees. Any direct or indirect Subsidiary of the Guarantor (each, a "Guarantor Subsidiary") shall have the right to become a "Lessee" under and pursuant to the terms of this Agreement by complying with the provisions of this Section 29.1. In the event a Guarantor Subsidiary desires to become a "Lessee" under this Agreement, then the Guarantor and such Guarantor Subsidiary shall execute (if appropriate) and deliver to the Lessor and the Trustee:

                  (a) a Joinder in Lease Agreement in the form attached hereto as Attachment D (each, an "Affiliate Joinder in Lease");

                  (b) the certificate of incorporation for such Guarantor Subsidiary, duly certified by the Secretary of State of the jurisdiction of such Guarantor Subsidiary's incorporation, together with a copy of the by-laws of such Guarantor Subsidiary, duly certified by a Secretary or Assistant Secretary of such Guarantor Subsidiary;

                  (c) copies of resolutions of the Board of Directors of such Guarantor Subsidiary authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary of such Guarantor Subsidiary;

                  (d) a certificate of the Secretary or Assistant Secretary of such Guarantor Subsidiary (or, as applicable, such Guarantor Subsidiary's managing member, general partner or other Person charged with the management of such Guarantor Subsidiary) certifying the names of the individual or individuals authorized to sign the Affiliate Joinder in Lease Agreement and the other Related Documents to be executed by it, together with samples of the true signatures of each such individual;

                  (e) a good standing certificate for such Guarantor Subsidiary in the jurisdiction of its incorporation and the jurisdiction of its principal place of business;

                  (f) a written search report from a Person satisfactory to the Lessor, the Master Collateral Agent and the Trustee listing all effective financing statements that name such Guarantor Subsidiary as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (g) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor, the Master Collateral Agent and the Trustee showing no evidence of liens filed against such Guarantor Subsidiary that purport to affect any Vehicles leased hereunder or any other Master Collateral or Collateral under the Indenture;

                  (g) evidence of the filing of proper financing statements on Form UCC-1 (i) naming such Guarantor Subsidiary as debtor and the Master Collateral Agent as secured party, and (ii) naming such Guarantor Subsidiary as debtor, the Lessor as secured party and the Master Collateral Agent as assignee, in each case covering the collateral described in Section 2(b) hereof;

                  (h) an Officer's Certificate and an opinion of counsel each stating that such joinder by such Guarantor Subsidiary complies with this Section 29.1 and that all conditions precedent herein provided for relating to such transaction have been complied with;

                  (i) as applicable, a statement from each of the Rating Agencies that such Guarantor Subsidiary becoming a "Lessee" under this Agreement will not cause a failure to meet the Rating Agency Confirmation Condition with respect to each Series of Group I Notes; and

                  (j) any additional documentation that the Lessor, the Master Collateral Agent or the Trustee may reasonably require to evidence the assumption by such Guarantor Subsidiary of the obligations and liabilities set forth in this Agreement.

Upon satisfaction of the foregoing conditions and receipt by such Guarantor Subsidiary of the applicable Affiliate Joinder in Lease executed by the Lessor, such Guarantor Subsidiary shall for all purposes be deemed to be a "Lessee" for purposes of this Agreement (including, without limitation, the Guaranty) and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.

         SECTION 30. BANKRUPTCY PETITION AGAINST LESSOR. The Guarantor and each Lessee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Group I Notes and all other obligations of the Lessor under the Related Documents, it will not institute against, or join any other Person in instituting against, the Lessor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Guarantor or any Lessee takes action in violation of this Section 30, the Lessor agrees, for the benefit of the Group I Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Guarantor or such Lessee against the Lessor or the commencement of such action and raise the defense that the Guarantor or such Lessee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 30 shall survive the termination of this Lease.

         SECTION 31. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE TRUSTEE, THE LESSOR, THE GUARANTOR, THE LESSEES OR THE SERVICER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY VEHICLE, OTHER MASTER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LESSOR'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH VEHICLE, OTHER MASTER COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GUARANTOR AND EACH LESSEE (IN SUCH CAPACITIES AND IN ALL OTHER APPLICABLE CAPACITIES) HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR AND EACH LESSEE (IN SUCH CAPACITIES AND IN ALL OTHER APPLICABLE CAPACITIES) FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR, EACH LESSEE AND THE LESSOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR OR ANY LESSEE (IN SUCH CAPACITIES AND IN ALL OTHER APPLICABLE CAPACITIES) HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS LEASE.

         SECTION 32.  GOVERNING LAW.  THIS LEASE SHALL BE A CONTRACT MADE
UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.
Whenever possible each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease. All obligations of the Guarantor and the Lessees and all rights of the Lessor, the Master Collateral Agent or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

         SECTION 33. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 34. NOTICES. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Lease shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed by certified or registered mail and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of such. In each case, a copy of all notices, requests and other communications (other than any such notices, requests and other communications in the ordinary course of business) that are sent by any party or signatory hereunder shall be sent to the Trustee at the following address:

                  THE BANK OF NEW YORK
                  101 Barclay Street
                  Floor 12 East
                  New York, New York 10286
                  Attention:        Corporate Trust Division
                  Telephone:        (212) 815-5218
                  Facsimile:        (212) 815-5999

         SECTION 35. HEADINGS. Section headings used in this Lease are for convenience of reference only and shall not affect the construction of this Lease.

         SECTION 36. EXECUTION IN COUNTERPARTS. This Lease may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement; provided that such counterparts taken together shall constitute the original executed Counterpart No. 1 only as specified on, and in accordance with, the legend appearing on the cover page of this Lease (and only if bearing original signatures).




                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties have executed this Lease or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      LESSEE:

                                      NATIONAL CAR RENTAL SYSTEM,  INC.


                                      By: /s/ Leland F. Wilson
                                          --------------------------------------
                                          Name: Leland F. Wilson
                                          Title: Authorized Signatory

                                      Address:     7700 France Avenue South
                                                   Minneapolis, Minnesota  55435

                                      Attention: John M. Benzian
                                      Facsimile:   (612) 830-2552
                                      Telephone: (612) 830-2087



                                      LESSOR:
                                              ---------------------------------
                                      NATIONAL CAR RENTAL FINANCING
                                        LIMITED PARTNERSHIP

                                      By:  NATIONAL CAR RENTAL FINANCING
                                           CORPORATION, its general partner


                                      By: /s/ Dwight Jenkins
                                          -------------------------------------
                                          Name:  Dwight Jenkins
                                          Title: Vice President and Assistant
                                                 Secretary

                                      Address:     7700 France Avenue South
                                                   Minneapolis, Minnesota 55435

                                      Attention: John M. Benzian
                                      Facsimile:   (612) 830-2552
                                      Telephone: (612) 830-2087

                                GUARANTOR AND SERVICER:

                                REPUBLIC INDUSTRIES, INC.


                                By: /s/ Kathleen W. Hyle
                                    -------------------------------------------
                                    Name: Kathleen W. Hyle
                                    Title: Vice President Finance and Treasurer

                                Address:     200 South Andrews Avenue
                                             11th Floor
                                             Ft. Lauderdale, FL 33301

                                Attn: Kathleen W. Hyle
                                Facsimile:   (954) 769-7297
                                Telephone: (954) 769-4138

                                with a copy to:

                                Address:     110 S.E. 6th Street
                                             20th Floor
                                Attn:  General Counsel
                                Facsimile:   (954) 769-
                                Telephone: (954) 769-

Acknowledged by:

MASTER COLLATERAL AGENT:

CITIBANK, N.A.


By: /s/
    -------------------------------
    Name:
    Title:

Address:      111 Wall Street
              5th Floor
              New York, NY 10043
Attention: Global Agency and Trust Department
Telephone: (212) 657-5933
Facsimile:    (212) 657-3866

                                     ANNEX A

                                     TO THE

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                          Dated as of February 26, 1999

                                      among

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                                   as Lessor,

                        NATIONAL CAR RENTAL SYSTEM, INC.,
                                   as Lessee,

                             and those subsidiaries
                          of Republic Industries, Inc.
                                from time to time
                           becoming Lessees hereunder

                                       and

                           REPUBLIC INDUSTRIES, INC.,
                            as Guarantor and Servicer

         1. Scope of Annex. This Annex A shall apply only to the acquisition, leasing and servicing of the Acquired Vehicles by the Lessor pursuant to the Base Lease, as supplemented by this Lease Annex (collectively, the "Operating Lease").

         2. General Agreement. The Lessor and the Lessee intend that for all purposes (including, but not limited to, financial accounting, regulatory accounting, federal income tax purposes and all applicable state and local income, franchise, sales, use and excise tax purposes and for purposes of any foreign corporation, business registration or doing business statutes), (A) the Group I Lease with regard to Acquired Vehicles will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, as well as for all tax purposes, (B) the Lessor will be treated as the owner and lessor of the Acquired Vehicles, (C) the Lessee thereof will be treated as the lessee of the Acquired Vehicles, and (D) the Lessor will be entitled to all tax benefits ordinarily available to an owner of property similar to the Acquired Vehicles for such tax purposes.

         3. Operating Lease Commitment. (a) Upon the execution and delivery of this Operating Lease, the Lessor shall, subject to the terms and conditions of the Agreement, purchase or refinance (as applicable) from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date, (i) all Refinanced Vehicles to be leased under this Operating Lease and identified in Refinanced Vehicle Schedules for a purchase price or refinancing payment amount equal to the aggregate Net Book Value thereof, and (ii) all other Acquired Vehicles identified in Vehicle Orders placed under this Operating Lease by a Lessee for a purchase price equal to the Capitalized Cost thereof, and simultaneously therewith, the Lessor shall under the Operating Lease enter into operating leases with the applicable Lessee with respect to such Vehicles.

         4.  Reserved.

         5. Maximum Vehicle Lease Term. The maximum Vehicle lease term of the Operating Lease as it relates to each Acquired Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is thirty-six (36) months from the Vehicle Lease Commencement Date (provided, however, the maximum Vehicle lease term of the Operating Lease as it relates to any Acquired Vehicle titled in the State of Illinois shall be from the Vehicle Lease Commencement Date to the date that is three hundred and sixty-four (364) days from the Vehicle Lease Commencement Date; provided, further, that if on such three hundred sixty-fourth (364th) day, the Vehicle lease term for any Acquired Vehicle titled in the State of Illinois has not theretofore been terminated, and the Vehicle lease term for such Acquired Vehicle has not previously been terminated and renewed pursuant to this Paragraph 5, the Vehicle lease term as it relates to such Acquired Vehicle shall be deemed to have been terminated and renewed for an additional Vehicle lease term of up to three hundred sixty-four
(364) days). On the occurrence of such date for a Vehicle not previously disposed of, the Lessee of such Vehicle shall, (a) on behalf of the Lessor, promptly purchase or dispose of such Vehicle in accordance with the terms of this Operating Lease and in accordance with any instructions of the Lessor for such disposition, which instructions shall not be inconsistent with the terms of this Operating Lease, (b) in each case, provide that Disposition Proceeds be paid directly to the Master Collateral Account for the benefit of the Trustee and (c) pay to the Master Collateral Agent or the Trustee, in accordance with this Operating Lease, any other amounts unpaid and owing from the Lessee under the Group I Lease in respect of such Vehicle.

         6. Lessee's Rights to Purchase Vehicles. Each Lessee will have the option, exercisable with respect to any Acquired Vehicle leased by it hereunder during the Vehicle Term with respect to such Acquired Vehicle, to purchase any such Acquired Vehicles leased under this Operating Lease at the Vehicle Purchase Price, in which event the Lessee will pay the Vehicle Purchase Price, plus all accrued and unpaid Monthly Base Rent, Monthly Variable Rent and other unpaid charges, payments and amounts due and payable with respect to such Vehicle through the date of such purchase, to the Master Collateral Agent or deposit such Vehicle Purchase Price directly into the Group I Collection Account on or before the Payment Date next succeeding such purchase by the Lessee. In addition, each Lessee will have the option, exercisable with respect to any Manufacturer Receivable related to an Acquired Vehicle which was leased by such Lessee under this Operating Lease, to purchase such Manufacturer Receivable for a price equal to the amount due from the Manufacturer under such Manufacturer Receivable, in which event the Lessee will pay such amount to the Master Collateral Agent or deposit such amount into the Group I Collection Account on or before the Payment Date next succeeding such purchase by the Lessee. Upon receipt of such funds by the Master Collateral Agent or the deposit of such funds in the Group I Collection Account, as the case may be, the Lessor, at the request of such Lessee, shall cause title to any such Vehicle or Manufacturer Receivable, as applicable, to be transferred to such Lessee, the lien of the Master Collateral Agent in such Vehicle or Manufacturer Receivable, as applicable, will automatically be released and, with respect to a purchase of a Vehicle, the Servicer (or the Sub-Servicer thereof) shall cause the Master Collateral Agent to cause the notation of its lien to be removed from the Certificate of Title for such Vehicle, concurrently with or promptly after the Vehicle Purchase Price for such Vehicle (and any unpaid Monthly Base Rent, unpaid Monthly Variable Rent and other unpaid charges, payments and amounts) is paid by the Lessee to the Master Collateral Agent or the Trustee, as applicable.

         7. Vehicle Disposition. Subject to the Servicer's (and the applicable Sub-Servicer's) right to redesignate Program Vehicles as Non-Program Vehicles under Section 14 of the Base Lease, the Lessor and the Lessees agree that, with respect to Acquired Vehicles leased hereunder that are Program Vehicles, the applicable Lessee shall, pursuant to Section 24.5 of the Base Lease (unless not required by such Section) deliver each Program Vehicle for sale at auction or return each Program Vehicle to the related Manufacturer, in each case in accordance with the applicable Manufacturer Program during the Repurchase Period for such Vehicle; provided, however, if for any reason, the Lessee fails to deliver such a Program Vehicle to the applicable Manufacturer for repurchase by the Manufacturer or to an auction for sale, in each case in accordance with the applicable Manufacturer Program, during the Repurchase Period, and such Lessee does not or is not entitled to redesignate such Program Vehicle as a Non-Program Vehicle in accordance with Section 14 of the Base Lease, then such Lessee shall be obligated to pay a Casualty Payment in respect of such Vehicle, as provided in
Section 7 of the Base Lease. Each Lessee shall, with respect to Acquired Vehicles which are Program Vehicles leased by it hereunder, pay the Monthly Variable Rent accrued with respect to such Vehicle through the Turnback Date, plus the equivalent of the Monthly Base Rent for the remainder of the minimum holding period under the applicable Manufacturer Program for Program Vehicles returned before the expiration of such minimum holding period, regardless of actual usage, unless such minimum holding period is waived by the Manufacturer or such a Vehicle is a Casualty or has ceased to be an Eligible Vehicle, in which case Section 7 of the Base Lease shall apply with respect to such Vehicle. All Repurchase Prices and Disposition Proceeds due from the disposition of Vehicles pursuant to this Section shall be due and payable to the Lessor and shall be deposited to the Master Collateral Account. The Lessor and the Lessee agree, with respect to Acquired Vehicles that are Non-Program Vehicles, that the Lessee thereof shall use commercially reasonable efforts to dispose of each Non-Program Vehicle leased by it hereunder (a) in a manner reasonably likely to maximize proceeds from such disposition and consistent with industry practice,
(b) within forty-two (42) months after the date of the original dealer invoice for such Vehicle sold as a new vehicle and (c) prior to the expiration of the maximum Vehicle lease term for such Vehicle. All Disposition Proceeds due from the disposition of Non- Program Vehicles pursuant to this Section shall be due and payable to the Lessor and shall be deposited into the Master Collateral Account.

         8. Lessor's Right to Cause Vehicles to be Sold. Notwithstanding anything to the contrary contained in this Operating Lease (subject to the Servicer's (and the applicable Sub-Servicer's) right to redesignate Program Vehicles as Non-Program Vehicles under Section 14 of the Base Lease), the Lessor shall have the right, at any time after the date fourteen (14) days prior to the expiration of the Repurchase Period for any Program Vehicle leased under this Operating Lease, to require that the Lessee thereof deliver such Program Vehicle to the Manufacturer for repurchase or, as applicable, to the designated auction for sale, or exercise commercially reasonable efforts to arrange for the sale of such Program Vehicle to a third party for a price greater than the Net Book Value thereof, in which event such Lessee shall, prior to the expiration of such Repurchase Period, deliver such Vehicle to its Manufacturer or the designated auction or arrange for the sale of such Vehicle to a third party for a price greater than the Net Book Value (or purchase the Vehicle itself from the Lessor for the Vehicle Purchase Price). If a sale of such Program Vehicle to a third party is arranged by such Lessee prior to the expiration of such Repurchase Period, then the Lessee shall deliver such Program Vehicle to the purchaser thereof, the Lien of the Master Collateral Agent in such Program Vehicle will automatically be released upon the receipt of the purchase price by the Lessor or the Trustee and the Servicer (or the Sub-Servicer thereof) shall cause the Master Collateral Agent to cause the notation of its lien to be removed from the Certificate of Title for such Program Vehicle, and such Lessee shall cause to be delivered to the Lessor the funds paid for such Program Vehicle by the purchaser. If the Lessor shall have directed such Lessee, and such Lessee shall be unable, to arrange for a sale of such Program Vehicle at such a price prior to the expiration of its Repurchase Period, then such Lessee shall, if a Manufacturer Event of Default has not occurred with respect to the applicable Manufacturer, cease attempting to arrange for such a sale and shall return such

Program Vehicle to such Manufacturer or tender such Program Vehicle for auction or purchase such Vehicle as herein provided; provided, however, that if a Manufacturer Event of Default has occurred and is continuing with respect to such Manufacturer, such Program Vehicle may be sold or otherwise disposed of in accordance with the requirements applicable to Non-Program Vehicles leased under the Operating Lease, including Section 12.2(b) of the Base Lease. In no event may any Program Vehicle be sold pursuant to this Section 8 (other than pursuant to a Manufacturer Program) unless such sale complies with Section 12.2 of the Base Lease.


         9. Calculation of Rent. Rent shall be due and payable on a monthly basis as set forth in this Section 9:

                  "Monthly Base Rent", with respect to each Payment Date and each Acquired Vehicle leased under the Operating Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Vehicle during the Related Month.

                  "Monthly Variable Rent", with respect to each Payment Date and each Acquired Vehicle leased under the Operating Lease on any day during the Related Month, shall equal the sum of (I) the product of (a) an amount equal to the sum, without double counting, of (i) the interest accruing on all Group I Notes during the applicable interest period relating to such Payment Date plus (ii) all Carrying Charges for the Related Month, and (b) the quotient obtained by dividing the Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of such Acquired Vehicle by the Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition
         Date) of all Vehicles leased under the Group I Lease on any day during the Related Month plus (II) if such Acquired Vehicle is a Non-Program Vehicle, an amount equal to 1.5% of the Net Book Value of such Acquired Vehicle as of the first day of the Related Month (or, if later, as of the Vehicle Lease Commencement Date of such Vehicle) plus (III) an amount equal to one twelfth of the Additional Spread Percentage of the Net Book Value of such Acquired Vehicle as of the first day of the Related Month (or, if later, as of the Vehicle Lease Commencement Date of such Vehicle); provided, however, that if an Event of Bankruptcy with respect to any Lessee or the Guarantor has occurred during or prior to the Related Month, Monthly Variable Rent, with respect to each Payment Date and each Acquired Vehicle leased under the Operating Lease on any day during the Related Month, shall equal the sum of (I) the product of (a) the aggregate amount of interest accruing during the applicable interest period relating to such Payment Date with respect to all Group I Notes that is allocated to the Acquired Vehicles (as specified in the Monthly Noteholder's Statement with respect to each Series of Group I Notes delivered with respect to the related Determination Date and the Supplementary Noteholder's Statement with respect to each Series of Group I Notes, if any, delivered with respect to the related Payment Date) and (b) the quotient obtained by dividing the Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of such Acquired Vehicle by the Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of all Acquired Vehicles leased under the Operating Lease on any day during the Related Month, plus (II) the product of (a) the sum of all Carrying Charges for the Related Month and (b) the quotient obtained by dividing the Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of such Acquired Vehicle by the Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of all Vehicles leased under the Group I Lease on any day during the Related Month, plus (III) if such Acquired Vehicle is a Non-Program Vehicle, an amount equal to 1.5% of the Net Book Value of such Acquired Vehicle as of the first day of the Related Month (or, if later, as of the Vehicle Lease Commencement Date of such Vehicle) plus
         (IV) an amount equal to one twelfth of the Additional Spread Percentage of the Net Book Value of such Acquired Vehicle as of the first day of the Related Month (or, if later, as of the Vehicle Lease Commencement Date of such Vehicle).

                  "Rent" means Monthly Base Rent plus Monthly Variable Rent.

         10. Payment of Rent and Other Payments.

                  (a) Monthly Base Rent. On each Payment Date, after giving credit for all prepayments on account thereof pursuant to (e) below, each Lessee shall pay to the Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under the Operating Lease on any day during the Related Month;

                  (b) Monthly Variable Rent. On each Payment Date, after giving credit for all prepayments on account thereof pursuant to (e) below and to payments previously made pursuant to the next following sentence, each Lessee shall pay to the Lessor the Monthly Variable Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under the Operating Lease on any day during the Related Month. On each other date on which interest is due and payable under the terms of a Group I Supplement, each Lessee shall pay to the Lessor, as Monthly Variable Rent, an amount equal to the product of (x) the quotient obtained by dividing the aggregate Net Book Value of all Vehicles leased by such Lessee under the Operating Lease as of the last day of the calendar month preceding the month in which such date occurs by the aggregate Net Book Value of all Vehicles leased under the Operating Lease and the Financing Lease as of the last day of the calendar month preceding the month in which such date occurs and
         (y) the amount of interest due and payable on such date in respect of the Group I Notes.

                  (c) Termination Payments and Casualty Payments. On each Payment Date, after giving credit for all prepayments on account thereof pursuant to (e) below, each Lessee shall pay to the Lessor all Termination Payments and Casualty Payments payable by such Lessee as provided in Section 5.4 of the Base Lease; and

                  (d) Certain Other Payments. After giving credit for all prepayments on account thereof pursuant to (e) below, each Lessee shall direct all Repurchase Prices and Disposition Proceeds payable in respect of Acquired Vehicles to be deposited directly to the Master Collateral Account for the benefit of the Trustee. The Servicer and each Lessee agree that in the event that the Servicer or any such Lessee shall receive directly any such payment, including cash, securities, obligations or other property, the Servicer or Lessee, as the case may be, shall accept the same as the agent of the Master Collateral Agent and shall hold the same in trust on behalf of and for the benefit of the Master Collateral Agent, and shall deposit the same, by the date required for such deposit in Section 24.10 of the Base Lease, into the Master Collateral Account in the same form received, with the endorsement of the Servicer or Lessee, as the case may be, when necessary or appropriate.

                  (e) Prepayments. On any date, a Lessee may prepay to the Lessor, in whole or in part, the Rent or other payments accrued during the Related Month with respect to any Acquired Vehicles leased by such Lessee.

         11. Net Lease. THE OPERATING LEASE SHALL BE A NET LEASE, AND EACH LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of each Lessee hereunder shall in no way be released, discharged or otherwise affected
(except as may be expressly provided herein including, without limitation, the right of such Lessee to reject Vehicles pursuant to Section 2.2 of the Base Lease) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Vehicles or any part thereof; (iv) any defect in, or any Lien on, title to the Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of any Lessee or the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Lessee, the Lessor or any other Person, or any action taken with respect to the Operating Lease by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that any Lessee has or might have against any Person, including without limitation the Lessor; (viii) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of the Operating Lease or any provision hereof or any of the other Related Documents or any provision thereof, in each case whether against or by any Lessee or otherwise; (x) any insurance premiums payable by any Lessee with respect to the Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not any Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable, in each case subject to applicable law.

The Operating Lease shall be noncancelable by the Lessees and, except as expressly provided herein, each Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender the Operating Lease, or to any diminution or reduction of Rent payable by such Lessee hereunder. All payments by a Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, no Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever the Operating Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, each Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of the Operating Lease as if it had not been terminated in whole or in part. All covenants and agreements of any Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

         12. Liens. Except for Permitted Liens, each Lessee shall keep all Vehicles leased by it free of all Liens arising during the Term of this Operating Lease. Upon the Vehicle Lease Expiration Date for each Vehicle leased hereunder, the Lessor may, in its discretion, remove any such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof, including attorneys' fees and costs, will be paid by the applicable Lessee upon demand by the Lessor. The Lessor may grant security interests in the Vehicles and the other Master Collateral to the Master Collateral Agent, and in this Operating Lease and the other Collateral to the Trustee, in accordance with the Master Collateral Agency Agreement and the Indenture, and each Group I Noteholder may grant security interests in its Group I Notes, the related Series Supplements and other Collateral to certain of its creditors and their respective designees, without consent of any Lessee. Each Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to the Indenture and the Related Documents does not interfere with the rights of the Lessees under the Operating Lease.

         13. Non-Disturbance. So long as each Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Vehicles will not be disturbed during the Term of this Operating Lease subject, however, to Section 8 of this Annex A and Section 17 of the Base Lease and except that the Lessor, the Master Collateral Agent and the Trustee each retains the right, but not the duty, to inspect the Vehicles without disturbing the ordinary conduct of such Lessee's business in accordance with Section 24.2 of the Base Lease.

         14. Certain Risks of Loss Borne by Lessees. Upon delivery of each Vehicle to the applicable Lessee, as between the Lessor and such Lessee, such Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition and all other risks and liabilities with respect to such Vehicle, however caused or occasioned, including personal injury or death and property damage, arising with respect to any Vehicle or the manufacture, purchase, acceptance, rejection, delivery, leasing, possession, use, inspection, registration, operation, condition, maintenance, repair or storage of such Vehicle, howsoever arising.

         15. Title. This is an agreement to lease only, and title to the Acquired Vehicles will at all times remain in the Lessor's name. No Lessee will have any rights or interest in such Acquired Vehicles whatsoever other than the rights of possession and use as provided by this Operating Lease. In addition, each Lessee, by its execution hereof, acknowledges and agrees that (i) the Lessor is the sole owner and holder of all right, title and interest in and to the Manufacturer Programs as they relate to the Acquired Vehicles leased hereunder and (ii) the Lessees have no right, title or interest in any Manufacturer Program as it relates to any Acquired Vehicle leased hereunder. To confirm the foregoing, each Lessee, by its execution hereof, hereby assigns and transfers to the Lessor any rights that such Lessee may have in respect to any Manufacturer Programs as they relate to the Acquired Vehicles leased hereunder.

                                      * * *

                                     ANNEX B

                                     TO THE

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                          Dated as of February 26, 1999

                                      among

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                                   as Lessor,

                        NATIONAL CAR RENTAL SYSTEM, INC.,
                                   as Lessee,

                             and those subsidiaries
                          of Republic Industries, Inc.
                                from time to time
                           becoming Lessees hereunder

                                       and

                           REPUBLIC INDUSTRIES, INC.,
                            as Guarantor and Servicer

         1. Scope of Annex. This Annex B shall apply only to the acquisition or financing, leasing and servicing of the Financed Vehicles by the Lessees pursuant to the Base Lease, as supplemented by this Lease Annex (collectively, the "Financing Lease").

         2. General Agreement. (a) The Lessor and each Lessee intend that for all purposes (including, but not limited to, financial accounting, regulatory accounting, federal income tax purposes and all applicable state and local income, franchise, sales, use and excise tax purposes and for purposes of any foreign corporation, business registration or doing business statutes), (A) the Financing Lease with regard to Financed Vehicles and Eligible Receivables will be treated as a financing arrangement, (B) the Lessor will be treated as a lender making loans to the Lessees in amounts equal to the Capitalized Costs or, in the case of Refinanced Vehicles, the Net Book Values of Financed Vehicles and the face amount of Eligible Receivables, which loans are secured by the Financed Vehicles and Eligible Receivables, (C) the Lessees will be treated as making payments of principal and interest (denominated as Monthly Base Rent, Additional Base Rent and Monthly Supplemental Payments, and Monthly Finance Rent, respectively) to the Lessor and (D) each Lessee will be treated as the owner of the Financed Vehicles leased by it and the Eligible Receivables acquired by it and will be entitled to all tax benefits ordinarily available to an owner of property similar to the Financed Vehicles and Eligible Receivables for such tax purposes.

         (b) It is the intention of the parties that the Financing Lease together with the Master Collateral Agency Agreement shall constitute a security agreement under applicable law.

         3. Financing Lease Commitment. Subject to the terms and conditions of the Financing Lease, upon execution and delivery of the Financing Lease, the Lessor shall from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date (i) refinance all Refinanced Vehicles and Eligible Receivables to be leased under this Financing Lease and identified in Refinanced Vehicle Schedules for a refinancing payment amount equal to the sum of (x) the aggregate Net Book Value of such Refinanced Vehicles and (y) the aggregate face amount of such Eligible Receivables, and (ii) finance the purchase of all other Financed Vehicles identified in Vehicle Orders placed by each Lessee for a purchase price equal to the Capitalized Cost thereof, and in each case simultaneously therewith enter into the Financing Lease with the applicable Lessee with respect to such Refinanced Vehicles and other Financed Vehicles, as the case may be.

         4.  Reserved.

         5. Maximum Vehicle Lease Term. The maximum Vehicle lease term of the Financing Lease as it relates to each Financed Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is sixty (60) months from the Vehicle Lease Commencement Date. On the occurrence of such date, the Lessee thereof shall pay to the Master Collateral Agent or the Trustee, in accordance with this Financing Lease, any amounts unpaid and owing under the Financing Lease in respect of such Vehicle.

         6. Calculation of Rent and Monthly Supplemental Payment. Rent and the Monthly Supplemental Payment shall be due and payable on a monthly basis as set forth in this Section 6:

                  "Additional Base Rent" with respect to the Non-Program Vehicles leased under the Financing Lease, with respect to each Payment Date, shall equal the amount, if any, by which (a) 100% of the aggregate Net Book Value of such Non-Program Vehicles leased under the Financing Lease on the last day of the Related Month exceeds (b) the three (3) month rolling average of the Fair Market Value of such Non-Program Vehicles for the preceding three (3) calendar months.

                  "Monthly Base Rent", with respect to each Payment Date and each Financed Vehicle leased under the Financing Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Vehicle during the Related Month.

                  "Monthly Finance Rent", with respect to each Payment Date and each Financed Vehicle leased under the Financing Lease on any day during the Related Month, shall equal the sum of (I) the product of (a) an amount equal to the sum, without double counting, of (i) the interest accruing on all Group I Notes during the applicable interest period relating to such Payment Date plus (ii) all Carrying Charges for the Related Month, and (b) the quotient obtained by dividing the Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of such Financed Vehicle by the Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition
         Date) of all Vehicles leased under the Group I Lease on any day during the Related Month plus (II) an amount equal to one twelfth of the Additional Spread Percentage of the Net Book Value of such Financed Vehicle as of the first day of the Related Month (or, if later, as of the Vehicle Lease Commencement Date of such Vehicle); provided, however, that if an Event of Bankruptcy with respect to any Lessee or the Guarantor has occurred during or prior to the Related Month, Monthly Finance Rent, with respect to each Payment Date and each Financed Vehicle leased under the Financing Lease on any day during the Related Month, shall equal the sum of (I) the product of (a) the aggregate amount of interest accruing during the applicable interest period relating to such Payment Date with respect to all Group I Notes that is allocated to the Financed Vehicles (as specified in the Monthly Noteholder's Statement with respect to each Series of Group I Notes delivered with respect to the related Determination Date and the Supplementary Monthly Noteholder's Statement with respect to each Series of Group I Notes, if any, delivered with respect to the related Payment Date), and (b) the quotient obtained by dividing the Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition Date) of such Financed Vehicle by the Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition
         Date) of all Financed Vehicles leased under the Financing Lease on any day during the Related Month, plus (II) the product of (a) the sum of all Carrying Charges for the Related Month and (b) the quotient obtained by dividing the Net Book Value as of the last day of the Related Month (or, if earlier, the

         Disposition Date) of such Financed Vehicle by the Net Book Value as of the last day of the Related Month (or, if earlier, the Disposition
         Date) of all Vehicles leased under the Group I Lease on any day during the Related Month, plus (III) an amount equal to one twelfth of the Additional Spread Percentage of the Net Book Value of such Financed Vehicle as of the first day of the Related Month (or if later, as of the Vehicle Lease Commencement Date of such Vehicle).

                  "Monthly Supplemental Payment", with respect to each Payment Date and all Vehicles that were leased under the Financing Lease on any day during the Related Month, shall be an amount equal to the sum of
         (i) the aggregate Termination Values (each as of the first date on which such Financed Vehicle is no longer an Eligible Vehicle or suffers a Casualty, as applicable) of all the Financed Vehicles financed under this Financing Lease at any time during such Related Month that, without double counting, while so financed either are no longer Eligible Vehicles or have suffered a Casualty during the Related Month, plus (ii) the aggregate Termination Values (each as of the date on which such Financed Vehicle is sold or returned by the Lessee thereof) of all the Financed Vehicles financed under the Financing Lease at any time during such Related Month that, without double counting, are sold or returned by the Lessees during the Related Month (it being understood that each Lessee has agreed to sell Financed Vehicles only in a manner consistent with the provisions hereof and of the Related Documents) to any Person (including any Lessee) other than to a Manufacturer pursuant to such Manufacturer's Manufacturer Program or to a third party pursuant to an auction conducted through a Manufacturer's Manufacturer Program plus (iii) the aggregate Termination Values (each as of the applicable Disposition Date) of all the Financed Vehicles financed under this Financing Lease that while so financed were returned to (a) a Manufacturer whose Manufacturer Program is a Guaranteed Depreciation Program by the Lessee thereof with respect to which, during the Related Month, (x) the Repurchase Price has been deposited in the Master Collateral Account or, if for any reason the Repurchase Price has been received directly by a Lessee, and such Repurchase Price has not theretofore been deposited in the Master Collateral Account, the two Business Day period referred to in Section
         24.10 of the Base Lease has expired during the Related Month or (y) a Manufacturer Event of Default has occurred or (z) the one hundredth (100th) day after the Due Date with respect thereto has occurred and the Repurchase Price has not been received or (b) any other applicable Manufacturer by the Lessee thereof with respect to which, during the Related Month, (1) such Repurchase Price has been deposited in the Master Collateral Account during the Related Month or, if for any reason the Repurchase Price has been received directly by a Lessee and such Repurchase Price has not theretofore been deposited in the Master Collateral Account, the two Business Day period referred to in Section
         24.10 of the Base Lease has expired during the Related Month or (2) a Manufacturer Event of Default has occurred or (3) the one hundredth (100th) day after the Due Date with respect thereto has occurred and the Repurchase Price has not been received, plus (iv) the aggregate face amount of all Eligible Receivables financed under this Financing Lease with respect to which, during the Related Month, (a) payment from the obligor thereon has been deposited in the Master Collateral Account during the Related Month or, if for any reason such payment has been received directly by a Lessee and such payment has not theretofore been deposited in the Master Collateral Account, the two Business Day period referred to in Section 24.10 of the Base Lease has expired during the Related Month or (b) a Manufacturer Event of Default has occurred with respect to the obligor or (c) the one hundredth (100th) day after the Due Date with respect thereto has occurred and the payment due from the obligor thereon has not been received, minus
         (v) any amounts received by the Lessor or the Trustee, or deposited into the Group I Collection Account, during the Related Month representing (a) Repurchase Prices for repurchases of Financed Vehicles or (b) the sales proceeds (including amounts paid to a Lessee by a Manufacturer as a result of the Lessee's sale of such Vehicle outside such Manufacturer's Manufacturer Program) for sales of Financed Vehicles financed at the time of such sale under this Financing Lease to a third party other than (1) to a Manufacturer or (2) through an auction dealer of a Manufacturer whose Manufacturer Program is a "guaranteed depreciation program" or (c) payments from obligors on Eligible Receivables financed under the Financing Lease.

         "Rent" means Monthly Base Rent plus Monthly Finance Rent plus Additional Base Rent plus Monthly Supplemental Payments.

         7.  Payment of Rent and Other Payments.  (a)  On each Payment Date:

                  (i) Monthly Base Rent. After giving credit for all prepayments on account thereof pursuant to (c) below, each Lessee shall pay to the Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under the Financing Lease on any day during the Related Month.

                  (ii) Monthly Finance Rent. After giving credit for all prepayments on account thereof pursuant to (c) below and to any payments previously made pursuant to the next following sentence, each Lessee shall pay to the Lessor the Monthly Finance Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under the Financing Lease on any day during the Related Month. On each other date on which interest is due and payable under the terms of a Group I Supplement, each Lessee shall pay to the Lessor, as Monthly Finance Rent, an amount equal to the product of (x) the quotient obtained by dividing the aggregate Net Book Value of all Vehicles leased by such Lessee under the Financing Lease as of the last day of the calendar month preceding the month in which such date occurs by the aggregate Net Book Value of all Vehicles leased under the Operating Lease and the Financing Lease as of the last day of the calendar month preceding the month in which such date occurs and (y) the amount of interest due and payable on such date in respect of the Group I Notes.

                  (iii) Additional Base Rent. After giving credit for all prepayments on account thereof pursuant to (c) below, each Lessee shall pay to the Lessor the monthly Additional

         Base Rent that has accrued during the Related Month with respect to the Non-Program Vehicles leased under the Financing Lease by such Lessee; and

                  (iv) Monthly Supplemental Payment. After giving credit for all prepayments on account thereof pursuant to (c) below, each Lessee shall pay to the Lessor the portion of the Monthly Supplemental Payment that has accrued during the Related Month with respect to the Financed Vehicles and Eligible Receivables previously leased or financed by such Lessee under this Financing Lease.

         (b) On the expiration of the term of the Financing Lease with respect to a Financed Vehicle, any remaining Base Amount, plus all other amounts payable by the Lessee thereof under the Financing Lease with respect to such Vehicle, shall be immediately due and payable.

         (c) On any date, a Lessee may prepay to the Lessor, in whole or in part, the Rent or other payments accrued during the Related Month with respect to any Financed Vehicles leased by such Lessee. In addition, a Lessee may from time to time prepay the Base Amount allocable to any Financed Vehicle, in whole or in part, on any date, provided that such Lessee shall give the Lessor and the Trustee not less than three (3) Business Days' prior notice of any such prepayment, specifying the date and amount of such prepayment, and the Financed Vehicle or Vehicles to which such prepayment relates.

         8. Risk of Loss Borne by Lessees. Upon delivery of each Vehicle to the applicable Lessee, as between the Lessor and such Lessee, such Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Vehicle, however caused or occasioned, and all other risks and liabilities, including personal injury or death and property damage, arising with respect to any Vehicle or the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, possession, use, inspection, registration, operation, condition, repair, storage, sale, return or other disposition of such Vehicle, howsoever arising.

         9. Mandatory Repurchase of Company Vehicles. Prior to the Vehicle Lease Expiration Date with respect to each Company Vehicle (other than a Vehicle Lease Expiration Date arising in connection with the purchase of such Company Vehicle pursuant to this Section 9), the Lessee of a Company Vehicle shall purchase such Company Vehicle (including any such Vehicle which has suffered a Casualty or has ceased to be an Eligible Vehicle) at a purchase price equal to the Net Book Value of such Vehicle calculated as of the date of purchase (or, in the case of a Casualty or a Vehicle that has ceased to be an Eligible Vehicle, at a purchase price equal to the Monthly Supplemental Payments accruing in respect of such Vehicle during the Related Month in which such Vehicle suffered a Casualty or ceased to be an Eligible Vehicle), which shall be payable to the Master Collateral Agent by deposit to the Master Collateral Account (together with all accrued and unpaid Rent and other charges and payments due and payable on such Payment Date with respect to such Company Vehicle through the date of such purchase, each of which shall be payable in accordance with the Financing Lease) on or prior to the Payment Date next succeeding such purchase by such Lessee. Upon receipt of such purchase price by the

Lessor or the Master Collateral Agent, the Lessor shall, at the request of such Lessee, cause title to such Company Vehicle to be transferred to such Lessee, the lien of the Master Collateral Agent in such Company Vehicle will automatically be released and the Servicer shall cause the Master Collateral Agent to cause the notation of its lien to be removed from the Certificate of Title for such Vehicle, concurrently with or promptly after such purchase price for such Company Vehicle (and any such unpaid Rent, charges and payments) is paid by such Lessee to the Master Collateral Agent or the Trustee, as applicable. Notwithstanding anything to the contrary in this Financing Lease, no Company Vehicle may be sold or otherwise disposed of (other than pursuant to Section 17.3 of the Base Lease), including at auction or by return to its Manufacturer pursuant to a Manufacturer Program, prior to its purchase by the Lessee thereof pursuant to and in accordance with this Section 9.

         10. Net Lease. THE FINANCING LEASE SHALL BE A NET LEASE, AND EACH LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of each Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein including, without limitation, the right of such Lessee to reject Vehicles pursuant to Section 2.2 of the Base Lease) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Vehicles or any part thereof;
(ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Vehicles or any part thereof;
(iii) any restriction, prevention or curtailment of or interference with any use of the Vehicles or any part thereof; (iv) any defect in, or any Lien on, title to the Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of any Lessee or the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Lessee, the Lessor or any other Person, or any action taken with respect to the Financing Lease by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that any Lessee has or might have against any Person, including without limitation the Lessor; (viii) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of the Financing Lease or any provision hereof or any of the other Related Documents or any provision thereof, in each case whether against or by any Lessee or otherwise; (x) any insurance premiums payable by any Lessee with respect to the Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not any Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable, in each case subject to applicable law. The Financing Lease shall be noncancelable by the Lessees and, except as expressly provided herein, each Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender the Financing Lease, or to any diminution or reduction of Rent payable by such Lessee hereunder. All payments by a Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, no Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever the Financing Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, each Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of the Financing Lease as if it had not been terminated in whole or in part. All covenants and agreements of any Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

         11. Non-Disturbance. Subject to Section 17 of the Base Lease, so long as each Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Financed Vehicles will not be disturbed during the Term of this Financing Lease, except that the Lessor, the Master Collateral Agent, and the Trustee each retains the right, but not the duty, to inspect the Vehicles without disturbing the ordinary conduct of such Lessee's business in accordance with Section 24.2 of the Base Lease.

         12. Liens. Except for Permitted Liens, each Lessee shall keep all Vehicles leased by it free of all Liens arising during the Term of this Financing Lease. The Lessor may grant security interests in the Master Collateral to the Master Collateral Agent, and in this Financing Lease and the other Collateral to the Trustee, in accordance with the Master Collateral Agency Agreement and the Indenture, and each Group I Noteholder may grant security interests in its Group I Notes, the related Series Supplements and other Collateral to certain of its creditors and their respective designees without consent of any Lessee. Each Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to the Indenture and the Related Documents does not interfere with the rights of the Lessees under the Financing Lease.

         13. Lessee's Rights to Pay Off Financing of Manufacturer Receivables. In addition, each Lessee will have the option, exercisable with respect to any Manufacturer Receivable related to a Financed Vehicle which was leased by such Lessee under this Financing Lease, to repay or refinance such Manufacturer Receivable upon payment of an amount equal to the amount due from the Manufacturer under such Manufacturer Receivable, in which event such Lessee will pay such amount to the Master Collateral Agent on or before the Payment Date next succeeding such repayment by such Lessee. Upon receipt of such funds by the Master Collateral Agent, the Lessor, at the request of such Lessee, shall cause title to any such Manufacturer Receivable to be transferred to such Lessee, and the lien of the Master Collateral Agent in such Manufacturer Receivable will automatically be released concurrently with or promptly after the payment for such Manufacturer Receivable (and any unpaid Monthly Base Rent, unpaid Monthly Variable Rent and other unpaid charges, payments and amounts) is made by the Lessee to the Master Collateral Agent or the Trustee, as applicable.


                                      * * *

Lessee for all purposes under the Group I Lease. By its execution and delivery of this Joinder, Lessor acknowledges that the Joining Party is a Lessee for all purposes under the Group I Lease.

         IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the day and year first above written.

                                            [Name of Joining Party]



                                             By: /s/
                                                 ----------------------------
                                                 Name:
                                                 Title:


Accepted and Acknowledged by:

NATIONAL CAR RENTAL FINANCING
LIMITED PARTNERSHIP

By:  NATIONAL CAR RENTAL FINANCING
        CORPORATION, its general partner


By: /s/
    -------------------------------------
    Name:
    Title:



REPUBLIC INDUSTRIES, INC.
as Guarantor




By: /s/
    -------------------------------------
    Name:
    Title:

                                TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
SECTION 1. CERTAIN DEFINITIONS...................................................................................     1
         Section 1.1.        Certain Definitions.................................................................     1
         Section 1.2.        Accounting and Financial Determinations.............................................     2
         Section 1.3.        Cross References; Headings..........................................................     2
         Section 1.4.        Interpretation......................................................................     2

SECTION 2. GENERAL AGREEMENT.....................................................................................     3
         Section 2.1.        Leasing of Vehicles.................................................................     4
         Section 2.2.        Right of Lessee to Act as Lessor's Agent; Titling of Vehicles in
                             the Name of Nominees................................................................     5
         Section 2.3.        Payment of Purchase Price by Lessor; Certain Additional
                             Payments to the Servicer............................................................     6
         Section 2.4.        Non-liability of Lessor.............................................................     7

SECTION 3. TERM..................................................................................................     8
         Section 3.1.        Vehicle Lease Commencement Date.....................................................     8
         Section 3.2.        Lease Commencement Date.............................................................     8

SECTION 4. CONDITIONS PRECEDENT..................................................................................     8
         Section 4.1.        Conditions to Effectiveness of this Lease...........................................     8
         Section 4.2.        Conditions to Each Lease of Vehicles................................................    11
         Section 4.3.        Additional Conditions to Leases of Refinanced Vehicles and
                             Eligible Receivables................................................................    12

SECTION 5. RENT AND CHARGES......................................................................................    13
         Section 5.1.        Payment of Rent.....................................................................    13
         Section 5.2.        Reserved............................................................................    13
         Section 5.3.        Payment of Monthly Supplemental Payments............................................    13
         Section 5.4.        Payment of Termination Payments and Casualty Payments...............................    14
         Section 5.5.        Late Payment........................................................................    14
         Section 5.6.        Making of Payments..................................................................    14

SECTION 6. RESERVED..............................................................................................    14

SECTION 7. CASUALTY AND INELIGIBLE VEHICLES......................................................................    14

SECTION 8. VEHICLE USE...........................................................................................    15

SECTION 9. REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES.........................................    16

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                   Page
                                                                                                                   ----
SECTION 10. MAINTENANCE AND REPAIRS..............................................................................  17

SECTION 11. MANUFACTURER WARRANTIES..............................................................................  17

SECTION 12. VEHICLE RETURN GUIDELINES............................................................................  18
         Section 12.1.       Vehicle Turn-in Condition...........................................................  18
         Section 12.2.       Disposition Procedure...............................................................  18
         Section 12.3.       Termination Payments for Acquired Vehicles..........................................  18

SECTION 13. [RESERVED]...........................................................................................  20

SECTION 14. REDESIGNATION OF VEHICLES............................................................................  20

SECTION 15. GENERAL INDEMNITY AND PAYMENT OF EXPENSES............................................................  20
         Section 15.1.       Indemnity and Payment of Expenses by the Lessees....................................  20
         Section 15.2.       Reimbursement Obligation by the Lessees.............................................  22
         Section 15.3.       Notice to Lessee of Claims..........................................................  22
         Section 15.4.       Defense of Claims...................................................................  22

SECTION 16. SUCCESSORS AND ASSIGNS; ASSIGNMENT...................................................................  23

SECTION 17. DEFAULT AND REMEDIES THEREFOR........................................................................  24
         Section 17.1.       Events of Default...................................................................  24
         Section 17.2.       Effect of Lease Event of Default; Limited Liquidation Event of
                             Default or Liquidation Event of Default.............................................  25
         Section 17.3.       Rights of Lessor and Trustee Upon Lease Event of Default, Liquidation Event of
                             Default or Limited Liquidation Event of Default.....................................  26
         Section 17.4.       Measure of Damages..................................................................  28
         Section 17.5.       Application of Proceeds.............................................................  29

SECTION 18. MANUFACTURER EVENTS OF DEFAULT.......................................................................  29

SECTION 19. CERTIFICATION OF TRADE OR BUSINESS USE...............................................................  30

SECTION 20. SURVIVAL.............................................................................................  30

SECTION 21. RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL AGENT AND TRUSTEE......................................  30

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                    Page
                                                                                                                    ----


SECTION 22. MODIFICATION AND SEVERABILITY........................................................................   32

SECTION 23. CERTAIN REPRESENTATIONS AND WARRANTIES...............................................................   32
         Section 23.1.       Organization; Power; Qualification..................................................   32
         Section 23.2.       Authorization; Enforceability.......................................................   33
         Section 23.3.       Compliance..........................................................................   33
         Section 23.4.       Financial Information; Financial Condition..........................................   33
         Section 23.5.       Litigation..........................................................................   34
         Section 23.6.       Liens...............................................................................   34
         Section 23.7.       Employee Benefit Plans..............................................................   34
         Section 23.8.       Securities Laws.....................................................................   34
         Section 23.9.       Regulations T, U and X..............................................................   34
         Section 23.10.      Business Locations; Trade Names.....................................................   35
         Section 23.11.      Taxes...............................................................................   35
         Section 23.12.      Governmental Authorizations.........................................................   35
         Section 23.13.      Eligible Vehicles; Fleet Sharing Parties............................................   35
         Section 23.14.      Accuracy of Information.............................................................   35
         Section 23.15.      Solvency............................................................................   36
         Section 23.16.      Ownership...........................................................................   36
         Section 23.17.      Necessary Actions...................................................................   36
         Section 23.18.      Supplemental Documents True and Correct.............................................   36
         Section 23.19.      Year 2000...........................................................................   36

SECTION 24. CERTAIN AFFIRMATIVE COVENANTS........................................................................   36
         Section 24.1.       Corporate Existence; Foreign Qualification..........................................   37
         Section 24.2.       Books, Records and Inspections......................................................   37
         Section 24.3.       Accounting Methods; Financial Records...............................................   38
         Section 24.4.       Insurance...........................................................................   38
         Section 24.5.       Manufacturer Programs...............................................................   38
         Section 24.6.       Reporting Requirements..............................................................   39
         Section 24.7.       Taxes and Liabilities...............................................................   41
         Section 24.8.       Maintenance of the Vehicles.........................................................   41
         Section 24.9.       Maintenance of Separate Existence...................................................   42
         Section 24.10.      Repurchase Payments; Sales Proceeds.................................................   42
         Section 24.11.      Certificates of Title: Verification of Titles.......................................   42
         Section 24.12.      Master Collateral Agency Agreement..................................................   43
         Section 24.13.      Compliance with Laws................................................................   43

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                   Page
                                                                                                                   ----
         Section 24.14.      Delivery of Information.............................................................    43
         Section 24.15.      Deliveries: Further Assurances......................................................    44
         Section 24.16.      Additional Actions..................................................................    44
         Section 24.17.      Fleet Sharing Agreements............................................................    44
         Section 24.18.      Minimum Depreciation Rate...........................................................    45

SECTION 25. CERTAIN NEGATIVE COVENANTS...........................................................................    45
         Section 25.1.       Mergers, Consolidations.............................................................    45
         Section 25.2.       Regulations T, U and X..............................................................    45
         Section 25.3.       Liens...............................................................................    45
         Section 25.4.       Use of Vehicles.....................................................................    45
         Section 25.5.       Change of Location or Name..........................................................    45

SECTION 26. SERVICING COMPENSATION; EXPENSES OF SERVICER; DELEGATION OF SERVICING DUTIES.........................    46
         Section 26.1............................................................................................    46
         Section 26.2............................................................................................    46
         Section 26.3............................................................................................    46

SECTION 27. RELEASE OF COLLATERAL................................................................................    46

SECTION 28. GUARANTY.............................................................................................    48
         Section 28.1.       Guaranty............................................................................    48
         Section 28.2.       Scope of Guarantor's Liability......................................................    48
         Section 28.3.       Lessor's Right to Amend this Lease..................................................    48
         Section 28.4.       Waiver of Certain Rights by Guarantor...............................................    49
         Section 28.5.       Lessees' Obligations to Guarantor and Guarantor's Obligations
                             to Lessees Subordinated.............................................................    50
         Section 28.6.       Guarantor to Pay Lessor's Expenses..................................................    51
         Section 28.7.       Reinstatement.......................................................................    51
         Section 28.8.       Pari Passu Indebtedness.............................................................    51
         Section 28.9.       Third-Party Beneficiaries...........................................................    52

SECTION 29. ADDITIONAL LESSEES...................................................................................    52
         Section 29.1.       Additional Subsidiary Lessees.......................................................    52

SECTION 30. BANKRUPTCY PETITION AGAINST LESSOR...................................................................    53

SECTION 31. FORUM SELECTION AND CONSENT TO JURISDICTION..........................................................    54



                                TABLE OF CONTENTS
                                   (continued)
                                                              Page
                                                              ----

SECTION 32. GOVERNING LAW...................................   54

SECTION 33. JURY TRIAL......................................   55

SECTION 34. NOTICES.........................................   55

SECTION 35. HEADINGS........................................   55

SECTION 36. EXECUTION IN COUNTERPARTS.......................   55

                                    EXHIBITS

ANNEX A             -    Operating Lease Annex
ANNEX B             -    Financing Lease Annex
SCHEDULE 23.10      -    Business Locations
ATTACHMENT A-1      -    Information on Refinanced Vehicles and Eligible
                         Receivables
ATTACHMENT A-2      -    Vehicle Order
ATTACHMENT B        -    Form of Power of Attorney
ATTACHMENT C        -    Form of Certification of Trade or Business Use
ATTACHMENT D        -    Form of Affiliate Joinder in Lease